As filed with the Securities and Exchange Commission on October 28, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HECLA MINING COMPANY*

(Exact Name of Registrant as Specified in its Charter)

Delaware	1400	77-0664171
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6500 North Mineral Drive, Suite 200 Coeur d’Alene, Idaho 83815-9408 (208) 769-4100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David C. Sienko, Esq. General Counsel Hecla Mining Company 6500 North Mineral Drive, Suite 200 Coeur d’Alene, Idaho 83815 (208) 769-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

J. Craig Walker, Esq.

K&L Gates LLP

70 West Madison Street, Suite 3100

Chicago, Illinois 60602

(312) 372-1121

* The additional registrants listed on Schedule A on the next page are also included in this Form S-4 Registration Statement as additional registrants.

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
6.875% Senior Notes due 2021	$500,000,000	100%	$500,000,000(1)	$64,400
Guarantees of 6.875% Senior Notes due 2021 (2)	—	—	—	— (3)

(1)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (“Securities Act”).
(2)	See the following page for a table setting forth the guarantors, all of which are additional registrants.
(3)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable with respect to the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant (1)	Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Burke Trading, Inc.	Delaware	1400	20-1713481
Hecla Admiralty Company	Delaware	1400	26-1939060
Hecla Alaska LLC	Delaware	1400	20-3432198
Hecla Greens Creek Mining Company	Delaware	1400	84-1026255
Hecla Juneau Mining Company	Delaware	1400	52-1728103
Hecla Limited	Delaware	1400	82-0126240
Hecla MC Subsidiary, LLC	Delaware	1400	30-0738758
Hecla Silver Valley, Inc.	Delaware	1400	20-8525633
RHL Holdings, Inc.	Delaware	1400	45-0709033
Rio Grande Silver, Inc.	Delaware	1400	26-0715650
Silver Hunter Mining Company	Delaware	1400	26-2311170

(1)	The address for the principal executive offices of each of the additional registrants is 6500 North Mineral Drive, Suite 200, Coeur d’Alene, ID 83815.

The information in this prospectus is not complete and may be changed. We may not issue the exchange notes in the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated October 28, 2013

PROSPECTUS

Hecla Mining Company

Offer to Exchange

6.875% Senior Notes due 2021

($500,000,000 aggregate principal amount)

which have been registered under the Securities Act of 1933

for

all outstanding unregistered 6.875% Senior Notes due 2021

($500,000,000 aggregate principal amount outstanding)

We are offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange up to $500.0 million aggregate principal amount of registered 6.875% senior notes due 2021 (the “exchange notes”) for any and all of our $500.0 million aggregate principal amount of unregistered 6.875% senior notes due 2021 that were issued in a private placement on April 12, 2013 (the “original notes”). The exchange notes are substantially identical to the original notes, except the exchange notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), and the transfer restrictions and registration rights, and related additional interest provisions, applicable to the original notes will not apply to the exchange notes. The exchange notes will represent the same debt as the original notes and we will issue the exchange notes under the same indenture under which the original notes were issued. As with the original notes, the exchange notes are fully and unconditionally guaranteed by the guarantors of the original notes.

We refer to the original notes and the exchange notes collectively in this prospectus as the “notes.” We refer to this exchange offer as the “exchange offer.”

The original notes sold pursuant to Rule 144A under the Securities Act bear the CUSIP number 422704AC0, and the original notes sold pursuant to Regulation S under the Securities Act bear the CUSIP number U4230QAA1.

Terms of the Exchange Offer

•	The exchange offer expires at 5:00 P.M., New York City time, on , 2013, unless we extend it.

•	The exchange offer is subject to customary conditions, which we may waive.

•	We will exchange all original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for an equal principal amount of exchange notes.

•	You may withdraw your tender of original notes at any time prior to the expiration of the exchange offer.

•	If you fail to tender your original notes, you will continue to hold unregistered, restricted securities, and it may be difficult to transfer them.

•	We believe that the exchange of original notes for exchange notes will not be a taxable transaction for U.S. federal income tax purposes, but you should see the discussion under the caption “Certain United States Federal Income Tax Considerations” for more information.

•	We will not receive any proceeds from the exchange offer.

Investing in the exchange notes involves risks. See “Risk Factors,” beginning on page 10, for a discussion of certain factors that you should consider before deciding to exchange original notes for exchange notes pursuant to this exchange offer.

Each broker-dealer that receives the exchange notes for its own account pursuant to this exchange offer must acknowledge by way of the letter of transmittal that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 90 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

There is no established trading market for the original notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or seek approval for quotation through any automated trading system.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or an offer to sell any securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or issuing the exchange notes.

The date of this prospectus is                 , 2013.

Documents Incorporated by Reference

We file annual, quarterly and current reports and other information with the SEC. In this document, we “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any filings after the date of this prospectus, until the completion of the exchange offer of the exchange notes:

•	our Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 25, 2013, including information specifically incorporated by reference into the Form 10-K from our definitive Proxy Statement for our 2013 Annual Meeting of Stockholders;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed on May 10, 2013, and for the quarter ended June 30, 2013, filed on August 8, 2013; and

•	our Current Reports on Form 8-K and Form 8-K/A filed on February 19, 2013 (Item 8.01 only), February 25, 2013 (Item 8.01 only), March 4, 2013 (Items 1.01, 2.03, 3.02 and 8.01 only), March 5, 2013 (Item 8.01 only), March 11, 2013 (Item 1.01 only), March 14, 2013 (Item 8.01 only), March 19, 2013 (Item 8.01 only), March 20, 2013 (Item 8.01 only), April 2, 2013 (Items 1.01, 2.03 and 8.01 only), April 9, 2013 (Item 8.01 only), April 15, 2013 (Items 1.01, 1.02 and 2.03 only), April 23, 2013 (Item 8.01 only), May 9, 2013, May 10, 2013 (Item 8.01 only), May 17, 2013, May 28, 2013 (Item 8.01 only), June 3, 2013 (Items 2.01, 3.02 and 8.01 only), June 14, 2013, July 25, 2013, August 8, 2013 (Item 8.01 only), and October 25, 2013.

i

Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently dated or filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus from the SEC through the SEC’s website or at the SEC’s address listed under the heading “Where You Can Find Additional Information.” We will provide, upon request, to each holder to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference into this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to our Corporate Secretary, Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815, 1-208-769-4100. The information contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus. You should rely only upon the information provided in this document or incorporated in this document by reference. We have not authorized anyone to provide you with any additional or different information. You should not assume that the information in this document, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover of this prospectus or as of the respective dates of such document incorporated by reference.

Forward-Looking Statements

Certain statements contained in this prospectus (including information incorporated by reference) are “forward-looking statements” and are intended to be covered by the safe harbor provided for under Section 27A of the Securities Act and Section 21E of the Exchange Act. Our forward-looking statements include our current expectations and projections about future production, results, performance, prospects and opportunities, including reserves, resources and other mineralization. We have tried to identify these forward-looking statements by using words such as “may,” “might,” “will,” “expect,” “anticipate,” “believe,” “could,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual production, results, performance, prospects or opportunities, including reserves, resources and other mineralization, to differ materially from those expressed in, or implied by, these forward-looking statements.

These risks, uncertainties and other factors include, but are not limited to those set forth in our Annual Report on Form 10-K for the year ended December 31, 2012, in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, and June 30, 2013, and in other SEC reports and in this document, including the following:

•	a substantial or extended decline in metals prices would have a material adverse effect on us;

•	an extended decline in metals prices, an increase in operating or capital costs, mine accidents or closures, increasing environmental obligations, or our inability to convert exploration potential to reserves may cause us to record write-downs, which could negatively impact our results of operations;

•	regulatory investigations could adversely affect metal prices;

•	we have had losses that could reoccur in the future;

•	commodity risk management activities could expose us to losses;

•	the financial terms of settlement of the Coeur d’Alene Basin environmental litigation and other claims may materially impact our cash resources and our access to additional financing;

•	our profitability could be affected by the prices of other commodities and services;

•	our accounting and other estimates may be imprecise;

•	our ability to recognize the benefits of deferred tax assets is dependent on future cash flows and taxable income;

•	global financial events may have an impact on our business and financial condition in ways that we currently cannot predict;

•	returns for investments in pension plans and pension plan funding requirements are uncertain;

•	mining accidents or other adverse events at an operation could decrease our anticipated production;

•	recent accidents and other events at our Lucky Friday mine could have additional adverse consequences to us;

•	our operations may be adversely affected by risks and hazards associated with the mining industry that may not be fully covered by insurance;

•	our development of new ore bodies and other capital costs may be higher and provide less return than we estimated;

•	our ore reserve estimates may be imprecise;

•	efforts to expand the finite lives of our mines may not be successful or could result in significant demands on our liquidity, which could hinder our growth and decrease the value of our stock;

•	our joint development and operating arrangements may not be successful;

•	our ability to market our metals production may be affected by disruptions or closures of custom smelters and/or refining facilities;

•	we face inherent risks in acquisitions of other mining companies or properties that may adversely impact our growth strategy;

•	our business depends on finding skilled miners and maintaining good relations with our employees;

•	competition from other mining companies may harm our business;

•	we may be subject to a number of unanticipated risks related to inadequate infrastructure;

•	our foreign activities are subject to additional inherent risks;

•	we are currently involved in ongoing legal disputes that may materially adversely affect us;

•	we are required to obtain governmental and lessor approvals and permits in order to conduct mining operations;

•	we face substantial governmental regulation and environmental risk;

•	our environmental obligations may exceed the provisions we have made;

•	shipment of our products is subject to regulatory and related risks;

•	the titles to some of our properties may be defective or challenged;

•	our series B preferred stock has a liquidation preference of $50 per share or $7.9 million;

•	we may not be able to pay common or preferred stock dividends in the future;

•	the provisions in our certificate of incorporation, our by-laws and Delaware law could delay or deter tender offers or takeover attempts;

•	if we cannot meet the New York Stock Exchange (the “NYSE”) continued listing requirements, the NYSE may delist our common stock;

•	our level of debt could impair our financial health and prevent us from fulfilling our obligations under the notes;

•	the notes and the guarantees will be effectively subordinated to any of our and our guarantors’ secured indebtedness to the extent of the value of the collateral securing that indebtedness;

•	we may be unable to generate sufficient cash to service all of our indebtedness, including the notes, and meet our other ongoing liquidity needs and may be forced to take other actions to satisfy our obligations under our indebtedness, which may be unsuccessful;

•	the terms of our debt impose restrictions on our operations;

•	the notes are structurally subordinated to all liabilities of our non-guarantor subsidiaries;

•	our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly;

•	key terms of the notes will be suspended if the notes achieve investment grade ratings and no default or event of default has occurred and is continuing;

•	we may be unable to repurchase notes in the event of a change of control as required by the indenture;

•	holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets;

•	an active trading market may not develop for these notes;

•	federal and state fraudulent transfer laws may permit a court to void the notes or any of the guarantees, and if that occurs, you may not receive any payments on the notes;

•	our credit ratings may not reflect all risks associated with an investment in the notes;

•	we may be unable to successfully integrate the operations of the properties we acquire, including the properties we acquired in the acquisition of Aurizon Mines Ltd., (the “Aurizon Acquisition” or the “Acquisition”);

•	we may not realize all of the anticipated benefits from our acquisitions, including the Aurizon Acquisition;

•	the Aurizon properties and any others we may acquire may not produce as expected, and we may be unable to determine reserve potential, identify liabilities associated with the acquired properties or obtain protection from sellers against such liabilities;

•	the Acquisition arose from a contested takeover bid;

•	the Acquisition will increase our exposure to gold price volatility and currency fluctuations;

•	as a result of the Acquisition, we are exposed to risks relating to ground stability at the Casa Berardi gold mine;

•	the Acquisition may expose us to additional political risks; and

•	the Acquisition may expose us to additional environmental hazards and reclamation obligations.

Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. Projections and other forward-looking statements included in this prospectus have been prepared based on assumptions, which we believe to be reasonable, but not in accordance with United States generally accepted accounting principles (“GAAP”) or any guidelines of the SEC. Actual results may vary, perhaps materially. You are strongly cautioned not to place undue reliance on such projections and other forward-looking statements. All subsequent written and oral forward-looking statements attributable to Hecla Mining Company or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as required by federal securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any such forward-looking statements, whether made in this prospectus or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed above. For further discussion of these and other factors that could impact our future results, performance or transactions, please carefully read “Risk Factors.”

v

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company and this offering and before making any investment decision, you should read this entire prospectus, including “Risk Factors” and the financial information and the notes thereto included and incorporated by reference herein. In this prospectus, “we,” “us,” “our,” “Hecla” or the “Company” refers to Hecla Mining Company and its subsidiaries, except as otherwise indicated. For a more detailed description of the exchange notes, see “Description of the Exchange Notes.” With respect to the discussion of the terms of the notes on the cover page and under the caption “Description of the Exchange Notes,” the terms “we,” “us,” “our,” “Hecla” or the “Company” refer only to Hecla Mining Company, and not to any of its subsidiaries.

Our Company

We are one of the oldest publicly-traded precious metals mining companies operating in the United States and, we believe, the largest primary silver producer, as well as one of the largest zinc and lead producers, in the United States. We discover, acquire, develop, produce and market silver, gold, lead and zinc. In doing so, we strive to manage our business activities in a safe, environmentally responsible and cost-effective manner. We and our subsidiaries have provided precious and base metals to the U.S. economy and worldwide since 1891 from northern Idaho’s Silver Valley. We currently have operating mines in Alaska, Quebec and Idaho, exploration and pre-development properties in four world-class silver mining districts in North America, a corporate office in northern Idaho, a secondary corporate office in Vancouver, British Columbia, and a technical office in Val d’Or, Quebec. We are organized and managed in three segments that encompass our current operating units: the Greens Creek, Casa Berardi and Lucky Friday units.

At present, our principal assets consist of the following mines and projects:

•	the Greens Creek unit, an underground mine producing silver, gold, lead and zinc, and nearby exploration;

•	the Casa Berardi unit, an underground mine producing gold, and nearby exploration;

•	the Lucky Friday unit, an underground mine producing silver, lead and zinc, and nearby exploration;

•	San Sebastian, a project located near Durango, Mexico;

•	San Juan Silver, a project located near Creede, Colorado;

•	Silver Valley, a project located in Idaho’s Silver Valley; and

•	Heva and Hosco, gold development projects located in the Abitibi region of north-western Quebec.

Mines and Projects

Corporate Structure

The following chart summarizes our corporate structure and principal indebtedness immediately after the consummation of the Acquisition.

Hecla Mining Company Information

Our principal executive offices are located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408 and our telephone number is (208) 769-4100. Our website is www.hecla-mining.com. The information contained on our website is not part of this prospectus and is not incorporated into this prospectus by reference.

The Exchange Offer

The following summary contains basic information about the exchange offer and the exchange notes. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the exchange notes, see “Description of the Exchange Notes.” With respect to the discussion of the terms of the notes on the cover page, in this summary of the offering and under the caption “Description of the Exchange Notes,” the terms “we,” “us,” “our” or the “Company” refer only to Hecla Mining Company, and not to any of its subsidiaries.

On April 12, 2013, we issued $500.0 million in aggregate principal amount of 6.875% senior notes due 2021, which we refer to as the original notes, in a private offering to a group of initial purchasers in reliance on exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed, among other things, to file the registration statement of which this prospectus forms a part and to complete an exchange offer for the original notes. The following is a summary of the exchange offer.

Exchange Notes	$500.0 million aggregate principal amount of 6.875% senior notes due 2021, which we refer to as the “exchange notes.” We refer to the exchange notes and original notes collectively as the “notes.”

The terms of the exchange notes are substantially identical to the terms of the original notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the original notes do not apply to the exchange notes.

The Exchange Offer	We are offering exchange notes in exchange for a like principal amount of our original notes. You may tender your original notes for exchange notes by following the procedures described under the heading “The Exchange Offer.”

Expiration Date; Withdrawal	The exchange offer will expire at 5:00 P.M., New York City time, on , , unless we extend it. You may withdraw any original notes that you tender for exchange at any time prior to the expiration of this exchange offer. See “The Exchange Offer—Terms of the Exchange Offer” for a more complete description of the tender and withdrawal period.

Conditions to the Exchange Offer	The exchange offer is not subject to any conditions, other than that the exchange offer does not violate any applicable law or any interpretations of the staff of the SEC.

The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered in the exchange.

Procedures for Tendering Original Notes	To participate in this exchange offer, you must properly complete and duly execute a letter of transmittal, which accompanies this prospectus, and transmit it, along with all other documents required by such letter of transmittal, to the exchange agent on or before the expiration date at the address provided on the cover page of the letter of transmittal.

In the alternative, you can tender your original notes by book-entry delivery following the procedures described in this prospectus, whereby you will agree to be bound by the letter of transmittal and we may enforce the letter of transmittal against you.

If a holder of original notes desires to tender such notes and the holder’s original notes are not immediately available, or time will not permit the holder’s original notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected pursuant to the guaranteed delivery procedures described in this prospectus. See “The Exchange Offer—How to Tender Original Notes for Exchange.”

United States Federal Income Tax Consequences	Your exchange of original notes for exchange notes to be issued in the exchange offer will not result in any gain or loss to you for U.S. federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Consequences of Failure to Exchange Your Original Notes	Original notes not exchanged in the exchange offer will continue to be subject to the restrictions on transfer that are described in the legend on the original notes. In general, you may offer or sell your original notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not currently intend to register the original notes under the Securities Act.

Resales of the Exchange Notes	Based on interpretations of the staff of the SEC, we believe that you may offer for sale, resell or otherwise transfer the exchange notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if:

•	you are not a broker-dealer tendering notes acquired directly from us;

•	you acquire the exchange notes issued in the exchange offer in the ordinary course of your business;

•	you are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

•	you are not an “affiliate” of our company, as that term is defined in Rule 405 of the Securities Act.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for, or indemnify you against, any liability you incur.

Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for original notes which it acquired through market-making or other trading activities must acknowledge that it will deliver this prospectus when it resells or transfers any exchange notes issued in the exchange offer. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers.

Acceptance of Original Notes and Delivery of Exchange Notes	Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all original notes properly tendered prior to the expiration of the exchange notes offer. We will complete the exchange offer and issue the exchange notes promptly after the expiration of the exchange offer.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture governing the notes, is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under the heading “The Exchange Offer—The Exchange Agent.”

The Exchange Notes

The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the exchange notes, see “Description of the Exchange Notes.” With respect to the discussion of the terms of the notes on the cover page, in this summary of the offering and under the caption “Description of the Exchange Notes,” the terms “we,” “us,” “our” or the “Company” refer only to Hecla Mining Company, and not to any of its subsidiaries.

The exchange offer applies to the $500.0 million aggregate principal amount of the original notes outstanding as of the date hereof. The form and terms of the exchange notes will be identical in all respects to the form and the terms of the original notes except that the exchange notes:

•	will have been registered under the Securities Act;

•	will not be subject to restrictions on transfer under the Securities Act;

•	will not be entitled to the registration rights that apply to the original notes; and

•	will not be subject to any increase in annual interest rate as described below under “The Exchange Offer—Purpose of the Exchange Offer.”

The exchange notes evidence the same debt as the original notes exchanged for the exchange notes and will be entitled to the benefits of the same indenture under which the original notes were issued, which is governed by New York law. We refer to the exchange notes and original notes collectively as the “notes.”

Issuer	Hecla Mining Company

Notes Offered	$500,000,000 aggregate principal amount of 6.875% senior notes due 2021.

Maturity	The exchange notes will mature on May 1, 2021.

Interest	Interest on the exchange notes will accrue at a rate of 6.875% per annum. Interest on the exchange notes will be payable semi-annually in cash in arrears on May 1 and November 1 of each year, commencing November 1, 2013.

Guarantees	The exchange notes will be guaranteed on a senior unsecured basis by our existing and future domestic restricted subsidiaries, subject to certain exceptions.

Ranking	The exchange notes and the guarantees will be our and the guarantors’ senior unsecured obligations and will be equal in right of payment with all of our and the guarantors’ existing and future senior debt and senior to any of our and the guarantors’ future subordinated debt. The exchange notes and the guarantees will rank effectively junior to all of our and the guarantors’ existing and future secured debt, including borrowings outstanding under our revolving credit facility, to the extent of the value of the collateral securing such debt. The exchange notes will also be structurally subordinated to all of the liabilities of our existing and future subsidiaries that do not guarantee the exchange notes.

After giving effect to the Acquisition and the issuance of the original notes, for which we are offering to exchange the exchange notes, we and our subsidiaries had approximately $510.9 million of indebtedness outstanding as of June 30, 2013, of which $20.8 million effectively ranked senior to the exchange notes, and, following a recent amendment to our credit facility, we have unused commitments of $100 million under our revolving credit facility, all of which would effectively rank senior to the exchange notes if borrowed.

As of June 30, 2013, our non-guarantor subsidiaries had $196.6 million of total liabilities, all of which would have been functionally senior to the exchange notes.

Optional Redemption	The notes will be redeemable, in whole or in part, at any time and from time to time on or after May 1, 2016, on the redemption dates and at the redemption prices specified under “Description of the Exchange Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the date of redemption. In addition, prior to May 1, 2016, we may redeem some or all of the notes at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus a “make whole” premium.

Also, we may redeem up to 35% of the notes before May 1, 2016 with the net cash proceeds from certain equity offerings.

Change of Control Offer	If we experience specific kinds of changes of control, we must offer to repurchase all of the notes at 101% of their principal amount, plus accrued and unpaid interest. See “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

Asset Sale Offer	If we sell certain assets and do not repay certain debt or reinvest the proceeds of such sales within certain time periods, we must offer to repurchase a portion of the notes as described under “Description of the Exchange Notes—Repurchase at the Option of Holders—Asset Sales.”

Certain Covenants	The indenture contains covenants that limit, among other things, our ability and the ability of some of our subsidiaries to:

•	incur additional indebtedness;

•	pay dividends or make other distributions or repurchase or redeem our capital stock;

•	prepay, redeem or repurchase certain debt;

•	make loans and investments;

•	sell, transfer or otherwise dispose of assets;

•	incur or permit to exist certain liens;

•	enter into transactions with affiliates;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends; and

•	consolidate, amalgamate, merge or sell all or substantially all of our assets.

These covenants are subject to a number of important qualifications and limitations. See “Description of the Exchange Notes—Certain Covenants.”

No Established Trading Market	The exchange notes will be a new class of securities for which there is currently no market. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or be maintained.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Risk Factors	Investing in the exchange notes involves substantial risks. You should carefully consider the risk factors set forth under the caption “Risk Factors,” as well as other information included or incorporated by reference in this prospectus prior to making an investment in the exchange notes. See “Risk Factors” beginning on page 10.

RISK FACTORS

An investment in the exchange notes is subject to a number of risks. You should carefully consider the risk factors listed below and all of the other information included or incorporated by reference in this prospectus in evaluating an investment in the exchange notes. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our debt securities could decline and you could lose all or part of your investment. You should also read the risk factors and other cautionary statements, including those described under the heading “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, and June 30, 2013, which are incorporated by reference in this prospectus.

Financial Risks

A substantial or extended decline in metals prices would have a material adverse effect on us.

Our revenue is derived from the sale of concentrates and doré containing silver, gold, lead and zinc and, as a result, our earnings are directly related to the prices of these metals. Silver, gold, lead and zinc prices fluctuate widely and are affected by numerous factors, including:

•	speculative activities;

•	relative exchange rates of the U.S. dollar;

•	global and regional demand and production;

•	political instability;

•	inflation, recession or increased or reduced economic activity; and

•	other political, regulatory and economic conditions.

These factors are largely beyond our control and are difficult to predict. If the market prices for these metals fall below our production or development costs for a sustained period of time, we will experience losses and may have to discontinue exploration, development or operations, or incur asset write-downs at one or more of our properties.

The following table sets forth the average daily closing prices of the following metals for the years ended December 31, 2008 through 2012 and for the six months ended June 30, 2013.

	Six Months Ended June 30, 2013	2012	2011	2010	2009	2008
Silver (1) (per oz.)	$26.59	$31.15	$35.11	$20.16	$14.65	$15.02
Gold (2) (per oz.)	$1,522.00	$1,669.00	$1,569.00	$1,224.66	$972.98	$871.71
Lead (3) (per lb.)	$0.99	$0.94	$1.09	$0.97	$0.78	$0.95
Zinc (4) (per lb.)	$0.88	$0.88	$1.00	$0.98	$0.75	$0.85

(1)	London Fix
(2)	London Final
(3)	London Metals Exchange—Cash
(4)	London Metals Exchange—Special High Grade—Cash

On October 24, 2013, the closing prices for silver, gold, lead and zinc were $22.67 per ounce, $1,344.75 per ounce, $0.97 per pound and $0.86 per pound, respectively.

An extended decline in metals prices, an increase in operating or capital costs, mine accidents or closures, increasing environmental obligations, or our inability to convert exploration potential to reserves may cause us to record write-downs, which could negatively impact our results of operations.

When events or changes in circumstances indicate that the carrying value of our long-lived assets may not be recoverable, we review the recoverability of the carrying value by estimating the future undiscounted cash flows expected to result from the use and eventual disposition of the asset. Impairment must be recognized when the carrying value of the asset exceeds these cash flows, and recognizing impairment write-downs could negatively impact our results of operations. Metal price estimates are a key component used in the analysis of the carrying values of our assets, as the evaluation approach involves comparing carrying values to the average estimated undiscounted cash flows resulting from operating plans using various metals price scenarios. Our estimates of undiscounted cash flows for our long-lived assets also include an estimate of the market value of the exploration potential beyond the current operating plans. There were no events or changes in circumstances that caused us to evaluate the carrying values of our long-lived assets as of June 30, 2013 or December 31, 2012. However, if the prices of silver, gold, zinc and lead decline for an extended period of time, if we fail to control production costs, if regulatory issues increase costs or decrease production, or if we do not realize the mineable ore reserves or exploration potential at our mining properties, we may be required to evaluate the carrying values of our long-lived assets and recognize asset write-downs in the future. In addition, the perceived market value of the exploration potential of our properties is dependent upon prevailing metals prices as well as our ability to discover economic ore. A decline in metals prices for an extended period of time or our inability to convert exploration potential to reserves could significantly reduce our estimations of the value of the exploration potential at our properties and result in asset write-downs.

Regulatory investigations could adversely affect metal prices.

According to recent news reports, the U.S. Commodity Futures Trading Commission is examining the setting of gold and silver prices in London. If that examination leads to a formal investigation, or if other regulatory action is taken with respect to the setting of gold and silver prices, it could have an adverse effect on those prices or the volatility of such prices and the market for precious metals.

We have had losses that could reoccur in the future.

Although we reported net income for the years ended December 31, 2012, 2011, 2010 and 2009 of $15.0 million, $151.2 million, $49.0 million and $67.8 million, respectively, we reported a net loss for the year ended December 31, 2008 of $66.6 million. A comparison of operating results over the past three years can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations” in our most recent Annual Report on Form 10-K.

Many of the factors affecting our operating results are beyond our control, including, but not limited to, the volatility of metals prices; smelter terms; rock and soil conditions; seismic events; availability of hydroelectric power; diesel fuel prices; interest rates; global or regional political or economic policies; inflation; availability and cost of labor; economic developments and crises; governmental regulations; continuity of orebodies; ore grades; recoveries; and speculation, purchases and sales by central banks and other holders and producers of gold and silver in response to these factors. We cannot foresee whether our operations will continue to generate sufficient revenue in order for us to generate net cash from operating activities. There can be no assurance that we will not experience net losses in the future.

Commodity risk management activities could expose us to losses.

We periodically enter into risk management activities, such as financially-settled forward sales contracts and commodity put and call option contracts, to manage the prices received on the metals we produce. Such activities are utilized to attempt to insulate our operating results from changes in prices for those metals. However, such activities may prevent us from realizing possible revenues in the event that the market price of a metal exceeds the price stated in a forward sale or call option contract. In addition, we may experience losses if a counterparty fails to purchase under a contract when the contract price exceeds the spot price of a commodity.

We utilize financially settled forward contract programs to manage the exposure to changes in lead and zinc prices contained in our concentrate shipments between the time of sale and final settlement, and to manage the exposure to changes in the prices of lead and zinc contained in our forecasted future concentrate shipments. See Note 10 of Notes to Consolidated Financial Statements of Hecla and Subsidiaries in our most recent Annual Report on Form 10-K for more information on these base metals forward contract programs.

The financial terms of settlement of the Coeur d’Alene Basin environmental litigation and other claims may materially impact our cash resources and our access to additional financing.

On September 8, 2011, a Consent Decree (the “Consent Decree”) settling environmental litigation and related claims involving Hecla Limited pertaining to historic releases of mining wastes in the Coeur d’Alene Basin was approved and entered by the U.S. District Court in Idaho. The Consent Decree resolved all existing claims of the United States, the Coeur d’Alene Indian Tribe, and the State of Idaho (“Plaintiffs”) against Hecla Limited and its affiliates under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) and certain other statutes for past response costs, future environmental remediation costs, and natural resource damages related to historic releases of mining wastes in the Coeur d’Alene River Basin, as well as all remaining obligations of Hecla Limited with respect to the Bunker Hill Superfund Site. In addition to the approximately $209 million already paid under the Consent Decree between 2011 and 2013, Hecla Limited remains obligated under the Consent Decree to pay approximately $55.5 million by August 2014, as quarterly payments of the proceeds from the exercise of any outstanding Series 1 and Series 3 warrants (which have an exercise price of between $2.41 and $2.52 per share) during the quarter, with the remaining balance, if any, due in August 2014.

If additional warrants are not exercised, the requirement to pay $55.5 million in cash over the next approximately ten months would cause us to use a significant portion of either our cash currently on hand, or future cash resources. Our cash on hand at June 30, 2013 was $296.0 million; however, there can be no assurance that we will have the cash on hand to meet these obligations.

Financial terms of settlement also require that Hecla Mining Company or Hecla Limited post third party surety in some form to secure the remaining payments. Obtaining surety causes us to incur costs, and also to utilize credit capacity which could otherwise be used to fund other areas of our business, including operations and capital expenditures. Moreover, there is no guarantee that we will be able maintain such surety, in which case we could be in default of the Consent Decree, which could have a material adverse effect on Hecla Limited’s or our results from operations or financial position.

More information about the terms of settlement is set forth in Note 4 of Notes to Condensed Consolidated Financial Statements (Unaudited) of Hecla and Subsidiaries in our most recent Quarterly Report on Form 10-Q.

Our profitability could be affected by the prices of other commodities and services.

Our business activities are highly dependent on the costs of commodities and services such as fuel, steel, cement and electricity. The recent prices for such commodities have been volatile and may increase our costs of production and development. A material increase in costs at any of our operating properties could have a significant effect on our profitability. For additional discussion, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q.

Our accounting and other estimates may be imprecise.

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts and related disclosure of assets, liabilities, revenue and expenses at the date of the consolidated financial statements and reporting periods. The more significant areas requiring the use of management assumptions and estimates relate to:

•	mineral reserves, mineralized material, and other resources that are the basis for future income and cash flow estimates and units-of-production depreciation, depletion and amortization calculations;

•	future metals prices;

•	environmental, reclamation and closure obligations;

•	asset impairments;

•	valuation of business combinations;

•	reserves for contingencies and litigation; and

•	deferred tax asset valuation allowance.

Actual results may differ materially from these estimates using different assumptions or conditions. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, Note 1 of Notes to Consolidated Financial Statements of Hecla and Subsidiaries in our most recent Annual Report on Form 10-K and the following risk factors set forth below: “Our development of new orebodies and other capital costs may be higher and provide less return than we estimated,” “Our ore reserve estimates may be imprecise,” “Our environmental obligations may exceed the provisions we have made,” and “We are currently involved in ongoing legal disputes that may materially adversely affect us.”

Our ability to recognize the benefits of deferred tax assets is dependent on future cash flows and taxable income.

We recognize the expected future tax benefit from deferred tax assets when the tax benefit is considered to be more likely than not of being realized. Otherwise, a valuation allowance is applied against deferred tax assets reducing the value of such assets. Assessing the recoverability of deferred tax assets requires management to make significant estimates related to expectations of future taxable income. Estimates of future taxable income are based on forecasted income from operations and the application of existing tax laws in each jurisdiction. Metal price and production estimates are key components used in the determination of our ability to realize the expected future benefit of our deferred tax assets. To the extent that future taxable income differs significantly from estimates as a result of a decline in metals prices or other factors, our ability to realize the deferred tax assets could be impacted. Additionally, significant future issuances of common stock or common stock equivalents, or changes in the direct or indirect ownership of our common stock or common stock equivalents could limit our ability to utilize our net operating loss carryforwards pursuant to Section 382 of the Internal Revenue Code. Future changes in tax law or changes in ownership structure also could limit our ability to utilize our recorded tax assets. As of December 31, 2010, we removed substantially all deferred tax valuation allowances, with the exception of certain amounts related to foreign net operating loss carryforwards, and our current and non-current deferred tax asset balances as of June 30, 2013 were $16.5 million and $99.1 million, respectively. See Note 5 of Notes to Consolidated Financial Statements of Hecla and Subsidiaries in our most recent Annual Report on Form 10-K for further discussion of our deferred tax assets.

Global financial events may have an impact on our business and financial condition in ways that we currently cannot predict.

The 2008 credit crisis and related turmoil in the global financial system had an impact on our business and financial position, and a similar financial event in the future could also impact us. The continuation or re-emergence of the financial crisis may limit our ability to raise capital through credit and equity markets. The prices of the metals that we produce are affected by a number of factors, and it is unknown how these factors may be impacted by a global financial event.

Returns for investments in pension plans and pension plan funding requirements are uncertain.

We maintain defined benefit pension plans for employees, which provide for specified payments after retirement for most employees. The ability of the pension plans to provide the specified benefits depends on our funding of the plans and returns on investments made by the plans. Returns, if any, on investments are subject to fluctuations based on investment choices and market conditions. A sustained period of low returns or losses on investments could require us to fund the pension plans to a greater extent than anticipated. See Note 8 of Notes to Consolidated Financial Statements of Hecla and Subsidiaries in our most recent Annual Report on Form 10-K for more information on our pension plans.

Operation, Development, Exploration and Acquisition Risks

Mining accidents or other adverse events at an operation could decrease our anticipated production.

Production may be reduced below our historical or estimated levels as a result of mining accidents; unfavorable ground conditions; work stoppages or slow-downs; lower than expected ore grades; unexpected regulatory actions; the metallurgical characteristics of the ore that are less economic than anticipated; or because our equipment or facilities fail to operate properly or as expected. For example, in the second quarter of 2010, mining activities at the Lucky Friday mine stopped for approximately two weeks due to some deterioration of shaft infrastructure at the #2 Shaft, which is the mine’s secondary escape way. Upon completion of repairs to #2 Shaft, the mine returned to normal production. In April 2011, a fatal accident occurred at the Lucky Friday mine resulting in a cessation of operations at the mine for approximately 10 days. In November 2011, an accident occurred as part of the construction of the #4 Shaft at the Lucky Friday mine, resulting in the fatality of one contractor employee. In an unrelated incident, in December 2011, a rock burst occurred in a primary access way at the Lucky Friday mine and injured seven employees. Each of these events temporarily suspended operations at the Lucky Friday mine and adversely impacted production. Other closures or impacts on operations or production may occur at any of our mines at any time, whether related to accidents, changes in conditions, changes to regulatory policy, or as precautionary measures.

At the end of 2011, the U.S. Mine Health and Safety Administration (“MSHA”) began a special impact inspection at the Lucky Friday mine which resulted in an order closing down the Silver Shaft, the primary access way from surface at the Lucky Friday mine, until we removed built-up cementitious material from the Silver Shaft. This occurred despite the fact that the Silver Shaft was not involved in any of the accidents at the mine in 2011. Underground access was limited as the work was performed, and production at the Lucky Friday was suspended until early 2013 as a result. We resumed limited production at the Lucky Friday in the first quarter of 2013 after completing work on the Silver Shaft and a bypass of the area impacted by the December 2011 rock burst. For further information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q.

On March 25, 2013, an accident at Aurizon’s Casa Berardi mine resulted in a fatality, and operations there were halted temporarily. While operations resumed the following day, any similar incidents in the future could also result in suspensions of operations and other consequences.

Recent accidents and other events at our Lucky Friday mine could have additional adverse consequences to us.

Hecla Limited may face additional enforcement actions, as well as additional orders from MSHA, as a result of MSHA’s inspections and investigations of events at our Lucky Friday mine, including the April 2011 fatal ground fall accident, the rock burst incident in December 2011, and the order closing the Silver Shaft for the removal of built-up cementitious material. Hecla Limited could also face additional penalties (including monetary penalties) from MSHA or other governmental agencies relating to these incidents and any other orders or citations received by Hecla Limited. Finally, it is possible that Hecla Limited could face litigation relating to the 2011 incidents at the Lucky Friday mine in addition to the purported class action and related derivative lawsuits filed against us in 2012. We may not resolve these claims favorably, and each one of the foregoing possibilities could have a material adverse impact on our cash flows, results of operations or financial condition. See Note 4 of Notes to Condensed Consolidated Financial Statements (Unaudited) of Hecla and Subsidiaries in our most recent Quarterly Report on Form 10-Q.

Our operations may be adversely affected by risks and hazards associated with the mining industry that may not be fully covered by insurance.

Our business is capital intensive, requiring ongoing capital investment for the replacement, modernization or expansion of equipment and facilities. Our mining and milling operations are subject to risks of process upsets and equipment malfunctions. Equipment and supplies may from time to time be unavailable on a timely basis. Our business is subject to a number of other risks and hazards including:

•	environmental hazards;

•	unusual or unexpected geologic formations;

•	rock bursts and ground falls;

•	seismic activity;

•	underground fires or floods;

•	explosive rock failures;

•	unanticipated hydrologic conditions, including flooding and periodic interruptions due to inclement or hazardous weather conditions;

•	political and country risks;

•	civil unrest or terrorism;

•	industrial accidents;

•	labor disputes or strikes; and

•	our operating mines have tailing ponds which could fail or leak as a result of seismic activity, unusual weather or for other reasons.

Such risks could result in:

•	personal injury or fatalities;

•	damage to or destruction of mineral properties or producing facilities;

•	environmental damage and financial penalties;

•	delays in exploration, development or mining;

•	monetary losses;

•	legal liability; and

•	temporary or permanent closure of facilities.

We maintain insurance to protect against losses that may result from some of these risks, such as property loss and business interruption, in amounts we believe to be reasonably consistent with our historical experience, industry practice and circumstances surrounding each identified risk. Such insurance, however, contains exclusions and limitations on coverage, particularly with respect to environmental liability and political risk. We have received some payment for business interruption insurance claims related to the temporary suspension of operations at the Lucky Friday mine and continue to seek further reimbursement (see Mining accidents or other adverse events at an operation could decrease our anticipated production). There can be no assurance that claims would be paid under such insurance policies in connection with a particular event. Insurance specific to environmental risks is generally either unavailable or, we believe, too expensive for us, and we therefore do not maintain environmental insurance. Occurrence of events for which we are not insured may have an adverse effect on our business.

Our development of new orebodies and other capital costs may be higher and provide less return than we estimated.

Capitalized development projects may cost more and provide less return than we estimate. If we are unable to realize a return on these investments, we may incur a related asset write-down that could adversely affect our financial results or condition.

Our ability to sustain or increase our current level of metals production partly depends on our ability to develop new orebodies and/or expand existing mining operations. Before we can begin a development project, we must first determine whether it is economically feasible to do so. This determination is based on estimates of several factors, including:

•	ore reserves;

•	expected metal recovery from the ore;

•	future metals prices;

•	facility and equipment costs;

•	availability of adequate staffing;

•	availability of affordable sources of power and adequacy of water supply;

•	exploration and drilling success;

•	capital and operating costs of a development project;

•	environmental considerations and permitting;

•	adequate access to the site, including competing land uses (such as agriculture);

•	applicable tax rates;

•	foreign currency fluctuation and inflation rates; and

•	availability of financing.

These estimates are based on geological and other interpretive data, which may be imprecise. As a result, actual operating and capital costs and returns from a development project may differ substantially from our estimates, and, as such, it may not be economically feasible to continue with a development project.

Our ore reserve estimates may be imprecise.

Our ore reserve figures and costs are primarily estimates and are not guarantees that we will recover the indicated quantities of these metals. You are strongly cautioned not to place undue reliance on estimates of reserves (or on mineralized material or other resources estimates). Reserves are estimates made by our professional technical personnel, and no assurance can be given that the estimated amount of metal or the indicated level of recovery of these metals will be realized. Reserve estimation is an interpretive process based upon available data and various assumptions. Our reserve estimates may change based on actual production experience. Further, reserves are valued based on estimates of costs and metals prices, which may not be consistent among our properties. The economic value of ore reserves may be adversely affected by:

•	declines in the market price of the various metals we mine;

•	increased production or capital costs;

•	reduction in the grade or tonnage of the deposit;

•	increase in the dilution of the ore; and

•	reduced metal recovery.

Short-term operating factors relating to our ore reserves, such as the need to sequentially develop orebodies and the processing of new or different ore grades, may adversely affect our cash flow. If the prices of metals that we produce decline substantially below the levels used to calculate reserves for an extended period, we could experience:

•	delays in new project development;

•	net losses;

•	reduced cash flow;

•	reductions in reserves;

•	write-downs of asset values; and

•	mine closure.

Efforts to expand the finite lives of our mines may not be successful or could result in significant demands on our liquidity, which could hinder our growth and decrease the value of our stock.

One of the risks we face is that mines are depleting assets. Thus, we must continually replace depleted ore reserves by locating and developing additional ore. Our ability to expand or replace ore reserves primarily depends on the success of our exploration programs. Mineral exploration, particularly for silver and gold, is highly speculative and expensive. It involves many risks and is often non-productive. Even if we believe we have found a valuable mineral deposit, it may be several years before production from that deposit is possible. During that time, it may become no longer feasible to produce those minerals for economic, regulatory, political or other reasons. As a result of high costs and other uncertainties, we may not be able to expand or replace our existing ore reserves as they are depleted, which would adversely affect our business and financial position in the future.

The #4 Shaft project, an internal shaft at the Lucky Friday mine, is expected, upon its completion, to provide deeper access in order to increase the mine’s production and operational life. We commenced engineering and construction activities on #4 Shaft in late 2008, and our Board of Directors gave its final approval of the project in August 2011. The #4 Shaft project, as currently designed, is expected to cost approximately $213 million, which includes approximately $121 million that has been spent on the project as of September 30, 2013, with completion expected in 2016. At the end of 2011, MSHA began a special impact inspection at the Lucky Friday mine, and as a result MSHA ordered the Silver Shaft to be closed until we removed built-up cementitious material from the shaft. The Silver Shaft is the primary access way from the surface at the Lucky Friday, and the order resulted in a temporary suspension of most operations at the Lucky Friday, including work on #4 Shaft. Access to the #4 Shaft project was restored in the fourth quarter of 2012, and we believe that our current capital resources will allow us to proceed. However, there are a number of factors that could affect completion of the project as currently designed, including: (i) a significant decline in metals prices,

(ii) a reduction in available cash or credit, whether arising from decreased cash flow or other uses of available cash, (iii) increased regulatory burdens, or (iv) a significant increase in operating or capital costs. One or more of these factors could potentially require us to suspend the project, defer some of the planned development, or access additional capital through debt financing, the sale of securities, or other external sources. This additional financing could be costly or unavailable.

Our joint development and operating arrangements may not be successful.

We have in the past entered into, and may in the future enter into joint venture arrangements in order to share the risks and costs of developing and operating properties. In a typical joint venture arrangement, the partners own proportionate shares of the assets, are entitled to indemnification from each other and are only responsible for any future liabilities in proportion to their interest in the joint venture. If a party fails to perform its obligations under a joint venture agreement, we could incur liabilities and losses in excess of our pro-rata share of the joint venture. We make investments in exploration and development projects that may have to be written off in the event we do not proceed to a commercially viable mining operation. See Note 16 of Notes to Consolidated Financial Statements of Hecla and Subsidiaries in our most recent Annual Report on Form 10-K.

Our ability to market our metals production may be affected by disruptions or closures of custom smelters and/or refining facilities.

We sell substantially all of our metallic concentrates to custom smelters. Our doré bars are sent to refiners for further processing before being sold to metal traders. If our ability to sell concentrates to our contracted smelters becomes unavailable to us, our operations could be adversely affected. See Note 11 of Notes to Consolidated Financial Statements of Hecla and Subsidiaries in our most recent Annual Report on Form 10-K for more information on the distribution of our sales and our significant customers.

We face inherent risks in acquisitions of other mining companies or properties that may adversely impact our growth strategy.

We are actively seeking to expand our mineral reserves by acquiring other mining companies or properties. Although we are pursuing opportunities that we feel are in the best interest of our shareholders, these pursuits are costly and often unproductive. Inherent risks in acquisitions we may undertake in the future could adversely affect our current business and financial condition and our growth.

There is a limited supply of desirable mineral properties available in the United States and foreign countries where we would consider conducting exploration and/or production activities, and any acquisition we may undertake is subject to inherent risks. In addition to the risk associated with limited mine lives, we may not realize the value of the companies or properties that are acquired due to a possible decline in metals prices, failure to obtain permits, labor problems, changes in regulatory environment, failure to achieve anticipated synergies, an inability to obtain financing, and other factors previously described. Acquisitions of other mining companies or properties may also expose us to new geographic, political, operating, and geological risks. In addition, we face strong competition for companies and properties from other mining companies, some of which have greater financial resources than we do, and we may be unable to acquire attractive companies and mining properties on terms that we consider acceptable.

Our business depends on finding skilled miners and maintaining good relations with our employees.

We are dependent upon the ability and experience of our executive officers, managers, employees and other personnel, and there can be no assurance that we will be able to retain such employees. We compete with other companies both in and outside the mining industry in recruiting and retaining qualified employees knowledgeable of the mining business. From time to time, we have encountered, and may in the future encounter, difficulty recruiting skilled mining personnel at acceptable wage and benefit levels in a competitive labor market, and may be required to utilize contractors, which can be more costly. Temporary or extended lay-offs due to mine closures may exacerbate such issues and result in vacancies or the need to hire less skilled or efficient employees. The loss of these persons or our inability to attract and retain additional highly skilled employees could have an adverse effect on our business and future operations. The Lucky Friday mine is our only operation subject to a collective bargaining agreement, which expires on April 30, 2016.

In March 2012, Hecla Limited received notice of a complaint filed against it by the United Steel Workers, Local 5114, with the U.S. Mine Safety Health Review Commission for compensation for bargaining unit workers at the Lucky Friday mine who were idled as a result of the previously-announced, temporary suspension of production at the mine (see the Other Contingencies section of Note 4 of Notes to Condensed Consolidated Financial Statements (Unaudited) of Hecla and Subsidiaries in our most recent Quarterly Report on Form 10-Q for more information).

Competition from other mining companies may harm our business.

We compete with other mining companies to attract and retain key executives, skilled labor, contractors and other employees. We compete with other mining companies for the services of skilled personnel and contractors and their specialized equipment, components and supplies, such as drill rigs, necessary for exploration and development. We also compete with other mining companies for rights to mine properties. We may be unable to continue to obtain the services of skilled personnel and contractors or specialized equipment or supplies, or to acquire additional rights to mine properties.

We may be subject to a number of unanticipated risks related to inadequate infrastructure.

Mining, processing, development and exploration activities depend on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants, which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, other interference in the maintenance or provision of such infrastructure, or government intervention, could adversely affect our mining operations.

Our foreign activities are subject to additional inherent risks.

On June 1, 2013, we completed the acquisition of Aurizon Mines Ltd., giving us 100% ownership of the producing Casa Berardi mine, along with interests in various other properties, in Quebec, Canada. See Note 13 of Notes to Condensed Consolidated Financial Statements (Unaudited) in our most recent Quarterly Report on Form 10-Q for more information. In addition, we currently conduct exploration and pre-development projects in Mexico and continue to own assets, including real estate and mineral interests there. We anticipate that we will continue to conduct operations in Canada, Mexico, and possibly other international locations in the future. Because we conduct operations internationally, we are subject to political and economic risks such as:

•	the effects of local political, labor and economic developments and unrest;

•	significant or abrupt changes in the applicable regulatory or legal climate;

•	exchange controls and export restrictions;

•	expropriation or nationalization of assets with inadequate compensation;

•	currency fluctuations, particularly in the exchange rate between the Canadian dollar and U.S. dollar;

•	repatriation restrictions;

•	invalidation and unavailability of governmental orders, permits or agreements;

•	property ownership disputes;

•	renegotiation or nullification of existing concessions, licenses, permits and contracts;

•	criminal activity, corruption, demands for improper payments, expropriation, and uncertain legal enforcement and physical security;

•	disadvantages of competing against companies from countries that are not subject to U.S. laws and regulations;

•	fuel or other commodity shortages;

•	illegal mining;

•	laws or policies of foreign countries and the United States affecting trade, investment and taxation;

•	civil disturbances, war and terrorist actions; and

•	seizures of assets.

Consequently, our exploration, development and production activities outside of the United States may be substantially affected by factors beyond our control, any of which could materially adversely affect our financial condition or results of operations. Fluctuations in exchange rates may impact our earnings, the value of assets held abroad and our operating and capital costs in foreign jurisdictions.

Legal, Regulatory and Market Risks

We are currently involved in ongoing legal disputes that may materially adversely affect us.

There are several ongoing legal disputes in which we are involved, including a putative class action lawsuit filed against us, and additional actions may be filed against us. We may be subject to future claims, including those relating to environmental damage, safety conditions at our mines, the two fatal accidents that occurred at the Lucky Friday mine in 2011, and other related matters. The outcomes of these pending and potential claims are uncertain. We may not resolve these claims favorably. Depending on the outcome, these actions could have adverse financial effects or cause reputational harm to us. If any of these disputes result in a substantial monetary judgment against us, are settled on terms in excess of our current accruals, or otherwise impact our operations, our financial results or condition could be materially adversely affected. For a description of some of the lawsuits in which we are involved, see Note 4 of Notes to Condensed Consolidated Financial Statements (Unaudited) of Hecla and Subsidiaries in our most recent Quarterly Report on Form 10-Q.

We are required to obtain governmental and lessor approvals and permits in order to conduct mining operations.

In the ordinary course of business, mining companies are required to seek governmental and lessor approvals and permits for continuation or expansion of existing operations or for the commencement of new operations. For example, we estimate that our Greens Creek tailings impoundment area has sufficient capacity to meet our needs at least through the end of 2015. In order to increase the tailings capacity at the mine, a permit is required. Obtaining the necessary governmental permits is a complex, time-consuming and costly process. The duration and success of our efforts to obtain permits are contingent upon many variables not within our control. Obtaining environmental permits, including the approval of reclamation plans, may increase costs and cause delays or halt the continuation of mining operations depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority. Interested parties may seek to prevent issuance of permits and intervene in the process or pursue extensive appeal rights. Past or ongoing violations of government mining laws could provide a basis to revoke existing permits or to deny the issuance of additional permits. In addition, evolving reclamation or environmental concerns may threaten our ability to renew existing permits or obtain new permits in connection with future development, expansions and operations. There can be no assurance that all necessary approvals and permits will be obtained and, if obtained, that the costs involved will not exceed those that we previously estimated. It is possible that the costs and delays associated with the compliance with such standards and regulations could become such that we would not proceed with the development or operation. We are often required to post surety bonds or cash collateral to secure our reclamation obligations and we may be unable to obtain the required surety bonds or may not have the resources to provide cash collateral.

We face substantial governmental regulation and environmental risk.

Our business is subject to extensive U.S. and foreign, federal, state and local laws and regulations governing development, production, labor standards, health and safety, the environment and other matters. For example, in 2012 both of our operating mines received several citations, and the Lucky Friday mine also received multiple orders, under the Mine Safety and Health Act of 1977, as administered by MSHA. In addition, in November 2012, the Lucky Friday mine received a PPOV notice from MSHA. In March 2013, the mine was removed from PPOV status. See “Recent accidents and other events at our Lucky Friday mine could have additional adverse consequences to us.” Further, we have been and are currently involved in lawsuits or disputes in which we have been accused of causing environmental damage, violating environmental laws, or violating environmental permits, and we may be subject to similar lawsuits or disputes in the future. See “Our environmental obligations may exceed the provisions we have made.”

Exposure to these liabilities arises not only from our existing operations, but from operations that have been closed, sold to third parties, or properties we had a leasehold, joint venture, or other interest in. With a history dating back to 1891, our exposure to environmental claims may be greater because of the bankruptcy or dissolution of other mining companies which may have engaged in more significant activities at a mining site, but which are no longer available to make claims against or obtain judgments from.

We are required to reclaim properties and specific requirements vary among jurisdictions. In some cases, we may be required to provide financial assurances as security for reclamation costs, which may exceed our estimates for such costs. Our historical operations and the historical operations of entities and properties we have acquired have occasionally been alleged to have generated environmental contamination. We could also be held liable for worker exposure to hazardous substances. There can be no assurances that we will at all times be in compliance with all environmental, health and safety regulations or that steps to achieve compliance would not materially adversely affect our business.

In addition to existing regulatory requirements, legislation and regulations may be adopted or permit limits reduced at any time that result in additional exposure to liability, operating expense, capital expenditures or restrictions and delays in the mining, production or development of our properties. Mining accidents and fatalities, whether or not at our mines or related to silver mining, may increase the likelihood of additional regulation or changes in law. In addition, enforcement or regulatory tools and methods available to governmental regulators such as the U.S. Environmental Protection Agency which have not been used or seldomly used against us, could in the future be used against us. Federal or state environmental or mine safety regulatory agencies may order certain of our mines to be temporarily or permanently closed, which may have a material adverse effect on our cash flows, results of operations, or financial condition.

Legislative and regulatory measures to address climate change and green house gas emissions are in various phases of consideration. If adopted, such measures could increase our cost of environmental compliance and also delay or otherwise negatively affect efforts to obtain permits and other regulatory approvals with regard to existing and new facilities. Proposed measures could also result in increased cost of fuel and other consumables used at our operations, including the diesel generation of electricity at our Greens Creek operation if we are unable to regularly access utility power. Climate change legislation may also affect our smelter customers who burn fossil fuels, resulting in increased costs to us, and may affect the market for the metals we produce with effects on prices that are not possible for us to predict.

From time to time, the U.S. Congress considers proposed amendments to the General Mining Law of 1872, as amended, which governs mining claims and related activities on federal lands. The extent of any future changes is not known and the potential impact on us as a result of U.S. Congressional action is difficult to predict. Changes to the General Mining Law, if adopted, could adversely affect our ability to economically develop mineral reserves on federal lands. Although we are not currently mining on federal land, we do explore and future mining could occur on federal land.

The Clean Water Act requires permits for operations that discharge into waters of the United States. Such permitting has been a frequent subject of litigation by environmental advocacy groups, which has resulted, and may in the future result, in declines in such permits or extensive delays in receiving them. This may result in delays in, or in some instances preclude, the commencement or continuation of development or production operations. Adverse outcomes in lawsuits challenging permits or failure to comply with applicable regulations could result in the suspension, denial, or revocation of required permits, which could have a material adverse impact on our cash flows, results of operations, or financial condition.

Our environmental obligations may exceed the provisions we have made.

We are subject to significant environmental obligations, particularly in northern Idaho through our subsidiary Hecla Limited. At June 30, 2013, we had accrued $125.3 million as a provision for environmental obligations, including a total of $71.1 million for our remaining obligation for environmental claims with respect to the Coeur d’Alene Basin in northern Idaho. A settlement of the Coeur d’Alene Basin environmental litigation and related claims was finalized with entry of the Consent Decree by the Court in September 2011. For information on our potential environmental liabilities, see Note 4 of Notes to Consolidated Financial Statements of Hecla and Subsidiaries in our most recent Annual Report on Form 10-K and Note 4 of Notes to Condensed Consolidated Financial Statements (Unaudited) of Hecla and Subsidiaries in our most recent Quarterly Report on Form 10-Q.

Shipment of our products is subject to regulatory and related risks.

Certain of the products we ship to our customers are subject to regulatory requirements regarding packaging, handling and shipping of products that may be considered dangerous to human health or the environment. Although we believe we are currently in compliance with all material regulations applicable to packaging, handling and shipping our products, the chemical properties of our products or existing regulations could change and cause us to fall out of compliance, or force us to incur substantial additional expenditures to maintain compliance with applicable regulations. Further, we do not ship our own products but instead rely on third party carriers to ship our products to our customers. To the extent that any of our carriers are unable or unwilling to ship our products in accordance with applicable regulations, including because of difficulty in obtaining, or increased cost of, insurance, we could be forced to find alternative shipping arrangements, assuming such alternatives would be available. Any such changes to our current shipping arrangements could have a material adverse impact on our operations and financial results.

The titles to some of our properties may be defective or challenged.

Unpatented mining claims constitute a significant portion of our undeveloped property holdings, the validity of which could be uncertain and may be contested. Although we have conducted title reviews of our property holdings, title review does not necessarily preclude third parties from challenging our title. In accordance with mining industry practice, we do not generally obtain title opinions until we decide to develop a property. Therefore, while we have attempted to acquire satisfactory title to our undeveloped properties, some titles may be defective.

Our Series B Preferred Stock has a liquidation preference of $50 per share or $7.9 million.

If we were liquidated, holders of our preferred stock would be entitled to receive approximately $7.9 million (plus any accrued and unpaid dividends) from any liquidation proceeds before holders of our common stock would be entitled to receive any proceeds.

We may not be able to pay common or preferred stock dividends in the future.

Between February 2005 and the third quarter of 2008 we paid regular quarterly dividends on our Series B Preferred Stock. Prior to then, except for the fourth quarter of 2004, we had not declared dividends on Series B Preferred Stock since the second quarter of 2000. We similarly deferred Series B Preferred Stock dividends for the fourth quarter of 2008 through the third quarter of 2009. In January 2010 we paid all dividends in arrears. Since then we have paid all regular quarterly dividends on the Series B Preferred Stock. The annual dividend payable on the Series B Preferred Stock is currently approximately $0.6 million. However, there can be no assurance that we will continue to pay preferred stock dividends in the future.

Our Board of Directors adopted a common stock dividend policy that has two components: (1) a dividend that links the amount of dividends on our common stock to our average quarterly realized silver price in the preceding quarter, and (2) a minimum annual dividend of $0.01 per share of common stock, in each case payable quarterly, when declared. See Note 9 of Notes to Consolidated Financial Statements of Hecla and Subsidiaries in our most recent Annual Report on Form 10-K for more information on potential dividend amounts under the first component of the policy at various silver prices. From the fourth quarter of 2011 through and including the second quarter of 2013, our Board of Directors has declared a common stock dividend under the policy described above (although in some cases only a minimum dividend was declared and none relating to the average realized price of silver due to the prices not meeting the policy threshold). On February 25, 2013, our Board of Directors declared a special common stock dividend of $0.01 per share, in addition to the minimum dividend of $0.0025 per share, even though the average realized silver price during the fourth quarter of 2012 did not meet the policy threshold. The declaration and payment of common stock dividends, whether pursuant to the policy or in addition thereto, is at the sole discretion of our Board of Directors, and there can be no assurance that we will continue to declare and pay common stock dividends in the future. In addition, the indenture governing the notes will limit our ability to pay dividends in the future. See “Description of the Exchange Notes—Certain Covenants—Restricted Payments.”

The provisions in our certificate of incorporation, our by-laws and Delaware law could delay or deter tender offers or takeover attempts.

Certain provisions in our certificate of incorporation, our by-laws and Delaware law could make it more difficult for a third party to acquire control of us, even if that transaction could be beneficial to stockholders. These impediments include:

•	the classification of our board of directors into three classes serving staggered three-year terms, which makes it more difficult to quickly replace board members;

•	the ability of our board of directors to issue shares of preferred stock with rights as it deems appropriate without stockholder approval;

•	a provision that special meetings of our board of directors may be called only by our chief executive officer or a majority of our board of directors;

•	a provision that special meetings of stockholders may only be called pursuant to a resolution approved by a majority of our board of directors;

•	a prohibition against action by written consent of our stockholders;

•	a provision that our board members may only be removed for cause and by an affirmative vote of at least 80% of the outstanding voting stock;

•	a provision that our stockholders comply with advance-notice provisions to bring director nominations or other matters before meetings of our stockholders;

•	a prohibition against certain business combinations with an acquirer of 15% or more of our common stock for three years after such acquisition unless the stock acquisition or the business combination is approved by our board prior to the acquisition of the 15% interest, or after such acquisition our board and the holders of two-thirds of the other common stock approve the business combination; and

•	a prohibition against our entering into certain business combinations with interested stockholders without the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock.

If we cannot meet the New York Stock Exchange continued listing requirements, the NYSE may delist our common stock.

Our common stock is currently listed on the NYSE. In the future, if we are not be able to meet the continued listing requirements of the NYSE, which require, among other things, that the average closing price of our common stock be above $1.00 over 30 consecutive trading days, our common stock may be delisted. Our closing stock price on October 24, 2013, was $3.44.

If we are unable to satisfy the NYSE criteria for continued listing, our common stock would be subject to delisting. A delisting of our common stock could negatively impact us by, among other things, reducing the liquidity and market price of our common stock; reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; decreasing the amount of news and analyst coverage for the Company; and limiting our ability to issue additional securities or obtain additional financing in the future. In addition, delisting from the NYSE might negatively impact our reputation and, as a consequence, our business.

Risks Relating to Our Debt, Including the Notes

Our level of debt could impair our financial health and prevent us from fulfilling our obligations under the notes.

As of June 30, 2013, after giving effect to the offering of the original notes and the Acquisition, we had total indebtedness of approximately $510.9 million. Our level of debt and our debt service obligations could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	reduce the amount of funds available to finance our operations, capital expenditures and other activities;

•	increase our vulnerability to economic downturns and industry conditions;

•	limit our flexibility in responding to changing business and economic conditions, including increased competition and demand for new products and services;

•	place us at a disadvantage when compared to our competitors that have less debt;

•	increase our cost of borrowing; and

•	limit our ability to borrow additional funds.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indenture governing the notes will contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions and, under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. We have recently amended our credit facility, which now allows us to draw up to $100 million on a revolving basis.

If new debt is added to our and our subsidiaries’ existing debt levels, the risks associated with such debt that we currently face would increase. In addition, the indenture governing the notes will not prevent us from incurring obligations that do constitute indebtedness under that agreement. See “Description of Certain Other Indebtedness” and “Description of the Exchange Notes.”

The notes and the guarantees will be effectively subordinated to any of our and our guarantors’ secured indebtedness to the extent of the value of the collateral securing that indebtedness.

The notes and the guarantees will not be secured by any of our assets or the assets of our subsidiaries. The indenture governing the notes will permit us to incur secured debt up to specified limits. As a result, the notes and the guarantees will be effectively subordinated to our and our guarantors’ future secured indebtedness with respect to the collateral that secures such indebtedness, including any borrowings under our revolving credit facility. Upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution, reorganization or other insolvency proceeding involving us or such guarantor, the proceeds from the sale of collateral securing any secured indebtedness will be available to pay obligations on the notes only after such secured indebtedness has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of a bankruptcy, insolvency, liquidation, dissolution, reorganization or other insolvency proceeding involving us or such guarantor.

We have recently amended our credit facility, which now allows us to draw up to $100 million on a revolving basis, all of which would be secured debt. See “Description of Certain Other Indebtedness.”

We may be unable to generate sufficient cash to service all of our indebtedness, including the notes, and meet our other ongoing liquidity needs and may be forced to take other actions to satisfy our obligations under our indebtedness, which may be unsuccessful.

Our ability to make scheduled payments or to refinance our debt obligations, including the notes, and to fund our planned capital expenditures and other ongoing liquidity needs depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that borrowings will be available to us to pay the principal, premium, if any, and interest on our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including the notes, on or before maturity. We may be unable to refinance any of our debt on commercially reasonable terms or at all.

In addition, we conduct substantially all of our operations through our subsidiaries, certain of which will not be guarantors of the notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes or our other indebtedness, our subsidiaries do not have any obligation to pay amounts due on the notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the credit agreement governing our revolving credit facility and the indenture governing the notes will limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indenture governing the notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

The terms of our debt impose restrictions on our operations.

The indenture governing the notes includes a number of significant restrictive covenants. These covenants could adversely affect us by limiting our ability to plan for or react to market conditions or to meet our capital needs. These covenants will, among other things:

•	make it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

•	limit our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements, or require us to make divestitures;

•	require a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our flexibility in planning for and reacting to changes in the industry in which we compete;

•	place us at a disadvantage compared to other, less leveraged competitors; and

•	increase our cost of borrowing additional funds.

In addition, our revolving credit facility will require us to comply with various covenants. A breach of any of these covenants could result in an event of default under the agreement governing our revolving credit facility that, if not cured or waived, could give the holders of the defaulted debt the right to terminate commitments to lend and cause all amounts outstanding with respect to the debt to be due and payable immediately. Acceleration of any of our debt could result in cross-defaults under our other debt instruments, including the indenture governing the notes. Our assets and cash flow may be insufficient to repay borrowings fully under all of our outstanding debt instruments if any of our debt instruments are accelerated upon an event of default, which could force us into bankruptcy or liquidation. In such an event, we may be unable to repay our obligations under the notes. In addition, in some instances, this would create an event of default under the indenture governing the notes.

The notes are structurally subordinated to all liabilities of our non-guarantor subsidiaries.

The notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries that are not guaranteeing the notes, which include all of our non-domestic subsidiaries and certain other subsidiaries. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that we or the guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us or any guarantor. Unless they are guarantors of the notes or our other indebtedness, our subsidiaries do not have any obligation to pay amounts due on the notes or our other indebtedness or to make funds available for that purpose.

For the quarter ended June 30, 2013, our non-guarantor subsidiaries represented (i) 12% of our sales of metals and 7% of our other operating expenses, and (ii) after giving effect to the offering of the notes and the

Acquisition, 51% of our sales of metals and 20% of our other operating expenses. As of June 30, 2013, our non-guarantor subsidiaries represented 40% of our total assets and 21% of our total liabilities, including trade payables, deferred tax liabilities and royalty obligations but excluding intercompany liabilities.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly.

Borrowings under our credit facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease. Assuming all revolving loans were fully drawn, each one percentage point change in interest rates would result in a $1.5 million change in annual cash interest expense on our credit facility.

Key terms of the notes will be suspended if the notes achieve investment grade ratings and no default or event of default has occurred and is continuing.

Many of the covenants in the indenture governing the notes will be suspended if the notes are rated investment grade by Standard & Poor’s and Moody’s provided at such time no default or event of default has occurred and is continuing, including those covenants that restrict, among other things, our ability to pay dividends, incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force, and the effects of any such transactions will be permitted to remain in place even if the notes are subsequently downgraded below investment grade. See “Description of the Exchange Notes—Certain Covenants—Changes in Covenants when Notes Rated Investment Grade.”

We may be unable to repurchase notes in the event of a change of control as required by the indenture.

Upon the occurrence of certain kinds of change of control events specified in the indenture, holders of the notes will have the right to require us to repurchase all of the notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. Any change of control also would constitute a default under our revolving credit facility. Therefore, upon the occurrence of a change of control, the lenders under our revolving credit facility would have the right to accelerate their loans and, if so accelerated, we would be required to repay all of our outstanding obligations under such facility. We may not be able to pay the note holders the required price for their notes at that time because we may not have available funds to pay the repurchase price. In addition, the terms of other existing or future debt may prevent us from paying the note holders. There can be no assurance that we would be able to repay such other debt or obtain consents from the holders of such other debt to repurchase the notes. Any requirement to offer to purchase any notes may result in us having to refinance our outstanding indebtedness, which we may not be able to do. In addition, even if we were able to refinance our outstanding indebtedness, such financing may be on terms unfavorable to us.

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indenture governing the notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

An active trading market may not develop for these notes.

The exchange notes are a new issue of securities and there is no existing trading market for the exchange notes. Accordingly, we cannot assure you that a liquid market will develop for the exchange notes, that you will be able to sell your exchange notes at a particular time or that the prices that you receive when you sell the exchange notes will be favorable. The exchange notes are not listed for trading on any exchange and we do not intend to seek to have them listed. The liquidity of any trading market in these exchange notes, and the market price quoted for these exchange notes, may be adversely affected by changes in the overall market for these types of securities and by changes in our financial performance or prospects or in the prospects for companies in our industries generally. As a result, you cannot be sure that an active trading market will develop for the exchange notes.

Federal and state fraudulent transfer laws may permit a court to void the notes or any of the guarantees, and if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of any guarantees of the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or any guarantees thereof could be voided as a fraudulent transfer or conveyance if we or any existing or future subsidiary guarantors, as applicable, (a) issued the notes or incurred such guarantee with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantee and, in the case of (b) only, one of the following is also true at the time thereof:

•	we or the subsidiary guarantor, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantee;

•	the issuance of the notes or the incurrence of the guarantee left us or the subsidiary guarantor, as applicable, with an unreasonably small amount of capital or assets to carry on the business; or

•	we or the subsidiary guarantor intended to, or believed that we or such subsidiary guarantor would, incur debts beyond our or such subsidiary guarantor’s ability to pay as they mature.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is satisfied. A court would likely find that any subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent such subsidiary guarantor did not obtain a reasonably equivalent benefit from the issuance of the notes.

We cannot be certain as to the standards a court would use to determine whether or not we or any subsidiary guarantor was insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or any guarantees would be subordinated to our or any subsidiary guarantor’s other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

The subsidiary guarantees contain a “savings clause” intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect any subsidiary guarantees from being avoided under fraudulent transfer law. Furthermore, in Official Committee of Unsecured Creditors of TOUSA, Inc. v Citicorp North America, Inc., the U.S. Bankruptcy Court in the Southern District of Florida held that a savings clause similar to the savings clause used in the indenture was unenforceable. As a result, the subsidiary guarantees were found to be fraudulent conveyances. The United States Court of Appeals for the Eleventh Circuit recently affirmed the liability findings of the Bankruptcy Court without ruling directly on the enforceability of savings clauses generally. If the TOUSA decision were followed by other courts, the risk that the guarantees would be deemed fraudulent conveyances would be significantly increased.

To the extent that any subsidiary guarantee is avoided, then, as to that subsidiary, the guaranty would not be enforceable.

If a court were to find that the issuance of the notes or the incurrence of any guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee, could subordinate the notes or such guarantee to presently existing and future indebtedness of ours or of the related subsidiary guarantor or could require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of that debt.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holders of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

Our credit ratings may not reflect all risks associated with an investment in the notes.

Credit rating agencies rate our debt securities on factors that include our results of operations, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading, or downgrading the current rating or placing us on a watch list for possible future downgrading. Downgrading the credit rating of our debt securities or placing us on a watch list for possible future downgrading would likely increase our cost of financing, limit our access to the capital markets and have an adverse effect on the market price of our securities, including the notes offered hereby.

Risks Relating to the Exchange Offer

You must comply with the exchange offer procedures in order to receive new, freely tradable exchange notes.

We will not accept your original notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after timely receipt of your original notes, a properly completed and duly executed letter of transmittal and all other required documents or if you comply with the guaranteed delivery procedures for tendering your original notes. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal, and all other required documents by the expiration date of the exchange offer, or you do not otherwise comply with the guaranteed delivery procedures for tendering your original notes, we will not accept your original notes for exchange. Neither we nor the exchange agent is required to notify you of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we will not accept your original notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.

You may have difficulty selling the original notes that you do not exchange.

If you do not exchange your original notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your original notes described in the legend on your original notes. The restrictions on transfer of your original notes arise because we issued the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the original notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Except as required by the registration rights agreement, we do not intend to register the original notes under the Securities Act. The tender of original notes under the exchange offer will reduce the principal amount of the original notes.

Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any original notes that you continue to hold following completion of the exchange offer. Additionally, if a large number of original notes are exchanged for exchange notes issued in the exchange offer, it may be more difficult for you to sell your unexchanged original notes because there will be fewer original notes outstanding. See “The Exchange Offer—Consequences of Failure to Exchange Original Notes.”

Risks Relating to the Aurizon Acquisition and Other Future Acquisitions

We may be unable to successfully integrate the operations of the properties we acquire, including the Aurizon properties.

Integration of the operations of the properties we acquire with our existing business will be a complex, time-consuming and costly process. Failure to successfully integrate the acquired properties and operations in a timely manner may have a material adverse effect on our business, financial condition, results of operations and cash flows. The difficulties of combining the acquired operations include, among other things:

•	operating a larger organization;

•	operating in multiple legal jurisdictions;

•	coordinating geographically and linguistically disparate organizations, systems and facilities;

•	adapting to additional regulatory and other legal requirements;

•	integrating corporate, technological and administrative functions; and

•	diverting management’s attention from other business concerns.

The process of integrating our operations could cause an interruption of, or a slowdown in, the activities of our business. Members of our senior management may be required to devote considerable amounts of time to this integration process, which will decrease the time they will have to manage our business. If our senior management is not able to effectively manage the integration process, or if any business activities are interrupted as a result of the integration process, our business could suffer.

We may not realize all of the anticipated benefits from our acquisitions, including the Acquisition.

We may not realize all of the anticipated benefits from the Aurizon Acquisition or any future acquisitions, such as increased earnings, cost savings and revenue enhancements, for various reasons, including difficulties integrating operations and personnel, higher than expected acquisition and operating costs or other difficulties, unknown liabilities, inaccurate reserve estimates and fluctuations in market prices.

The Aurizon properties and any others we may acquire may not produce as expected, and we may be unable to determine reserve potential, identify liabilities associated with the acquired properties or obtain protection from sellers against such liabilities.

The properties we acquired in the Aurizon Acquisition or acquire in other acquisitions may not produce as expected, may be in an unexpected condition and we may be subject to increased costs and liabilities, including environmental liabilities. Although we review properties prior to acquisition in a manner consistent with industry practices, such reviews are not capable of identifying all potential adverse conditions. Generally, it is not feasible to review in depth every individual property involved in each acquisition. Even a detailed review of records and properties may not necessarily reveal existing or potential problems or permit a buyer to become sufficiently familiar with the properties to fully assess their condition, any deficiencies, and development potential.

We face inherent risks in acquisitions of other mining companies or properties that may adversely impact our growth strategy.

Mines have limited lives, which is an inherent risk in acquiring mining properties. Subsequent to the Aurizon Acquisition, we plan to continue to actively seek to expand our mineral reserves by acquiring other mining companies or properties. Although we expect to pursue opportunities that we feel are in the best interest of our investors, these pursuits are costly and often unproductive. Inherent risks in acquisitions we may undertake in the future could adversely affect our current business and financial condition and our growth.

There is a limited supply of desirable mineral lands available in the United States and foreign countries where we would consider conducting exploration and/or production activities, and any acquisition we may undertake is subject to inherent risks. In addition to the risk associated with limited mine lives, we may not realize the value of the companies or properties that are acquired due to a possible decline in metals prices, failure to obtain permits, labor problems, changes in regulatory environment, an inability to obtain financing and other factors previously described. Acquisitions of other mining companies or properties may also expose us to new geographic, political, operating, and geological risks. In addition, we face strong competition for companies and properties from other mining companies, some of which have greater financial resources than we do, and we may be unable to acquire attractive companies and mining properties on terms that we consider acceptable.

The Acquisition arose from a contested takeover bid.

Alamos Gold Inc. had a hostile takeover bid outstanding for Aurizon at the time the Acquisition Agreement relating to the Acquisition was executed, and such competing efforts to acquire Aurizon were in contention for several weeks prior to Alamos’s decision to allow its takeover bid to expire without taking up shares. Based on publicly available information, as of March 19, 2013, Alamos held approximately 16% of Aurizon’s outstanding shares. There can be no assurance that Alamos will not bring litigation against Hecla or Aurizon, including as a shareholder. While we cannot predict the potential actions of a third-party, any such action may be adverse to Hecla.

The Acquisition has increased our exposure to gold price volatility.

Aurizon’s financial results are highly sensitive to changes in the price of gold, and the Acquisition increased the sensitivity of our results to such changes. Gold prices fluctuate and are affected by numerous factors, including expectations with respect to the rate of inflation, exchange rates, interest rates, global and regional political and economic crises and governmental policies with respect to gold holdings by central banks. The demand for and supply of gold affects gold prices but not necessarily in the same manner as demand and supply affect the prices of other commodities. The supply of gold consists of a combination of mine production and existing stocks of bullion and fabricated gold held by governments, public and private financial institutions, industrial organizations and private individuals. The demand for gold consists primarily of jewelry and investment demand. Other than short dated (less than three months) contracts, Aurizon has not used forward sale contracts, or other derivative products, to protect the price level of its future gold sales, thereby exposing Aurizon, and therefore us, to commodity price risk.

The Acquisition exposes us to risks relating to ground stability at the Casa Berardi gold mine.

As a result of a history of ground instability and related incidents at the Casa Berardi gold mine prior to Aurizon’s ownership and operations, Aurizon implemented strict ground control measures in connection with mine openings and underground development. Since the mine was re-opened under Aurizon management ground control incidents have been mostly (but not always) minor. Nevertheless, ground instability is an inherent risk associated with the rock environment in the areas being mined that cannot be eliminated entirely. Consequently, the Casa Berardi gold mine operations remain subject to this risk. Instability occurrences including but not limited to crown pillar collapse or stope failure could result in loss of life or temporary or permanent cessation of operations, any of which could have a material adverse effect on our financial condition and results of operations.

The Acquisition exposes us to additional political risks.

Properties in which Aurizon has or may acquire an interest are or may be located in areas of Canada which may be of particular interest or sensitivity to one or more interest groups, including aboriginal groups. Aurizon’s current mineral projects are in Quebec and may be in areas with a First Nations presence. It has been Aurizon’s practice to work closely with and to consult with First Nations in areas in which its projects are located or which could be impacted by its activities. However, there is no assurance that relationships with such groups will be positive. Accordingly, it is possible that Aurizon’s exploration or development activities could be interrupted or otherwise adversely affected in the future by political uncertainty, native land claims entitlements, expropriations of property, changes in applicable governmental policies and policies of relevant interest groups, including those of First Nations. Any changes in relations or shifts in political conditions may be beyond the control of Aurizon or us and may adversely affect our business and operations and if significant, may result in the impairment or loss of mineral concessions or other mineral rights, or may make it impossible to continue its mineral exploration and mining activities in the applicable area, any of which could have an adverse effect on our financial conditions and results of operations.

The Acquisition may expose us to additional environmental hazards and reclamation obligations.

All phases of Aurizon’s operations are, like Hecla’s, subject to environmental regulation, which mandates such things as air and water quality standards, land reclamation, site restoration and site closure requirements. Environmental regulations also prescribe limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will likely require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes to environmental regulation, if any, will not adversely affect Aurizon’s operations. Environmental hazards may exist on Aurizon’s properties, which are currently unknown to Aurizon or Hecla and may have been caused by previous owners or operators of the properties. Such hazards could result in loss or liability for Aurizon or regulatory or legal action.

Reclamation requirements may change and do vary depending on the location and the government regulatory body, but they are similar in that they aim to minimize long term effects of exploration and mining disturbance by requiring the operating company to control possible deleterious effluents and to re-establish to some degree pre-disturbance land forms and vegetation. Aurizon calculates its estimates of the ultimate reclamation liability based on current laws and regulations and the expected future costs to be incurred in reclaiming, restoring and closing its operating mine sites. It is possible that Aurizon’s estimate of its ultimate reclamation liability could change in the near term due to changes in laws and regulations and changes in cost estimates.

Asset retirement obligations of Aurizon have decreased to CAD$11.5 million at June 30, 2013, compared to CAD$15.0 million at the end of 2011. The decrease is due to changes in the discount rate to present value of the asset retirement obligations under U.S. GAAP.

THE ACQUISITION

Summary

On June 1, 2013, we completed the acquisition of Aurizon Mines Ltd. (“Aurizon”) through our wholly-owned subsidiary, 0963708 B.C. LTD. pursuant to the terms of an Arrangement Agreement among the parties (the “Acquisition Agreement”) dated March 3, 2013. Under the terms of the Acquisition Agreement, we acquired all of the outstanding common shares of Aurizon for CAD$514,513,691.30 and 56,997,790 shares of Hecla common stock. We used the net proceeds from the offering of the original notes to partially fund the acquisition of Aurizon. As a result of the acquisition of Aurizon, Aurizon is now one of our wholly-owned subsidiaries.

Since 1988, Aurizon has been involved in the acquisition, exploration, development and operation of a number of gold properties in North America. Aurizon owns 100% of the producing Casa Berardi gold mine, along with interests in various gold exploration properties in the Abitibi region of north-western Quebec, Canada, including the Joanna gold development project, a development-stage gold property. In addition, Aurizon has staked mineral claims, and entered into agreements with junior exploration companies to acquire interests, in several early stage projects.

Description of Acquisition

On March 4, 2013, we announced that we had entered into the Acquisition Agreement to acquire Aurizon, a high-grade gold producer with operations and development activities in the Abitibi region of north-western Quebec, Canada. Under the terms of the Acquisition Agreement and pursuant to a plan of arrangement under the law of British Columbia, we acquired all of the outstanding common shares of Aurizon for a per share consideration of either CAD$4.75 in cash or 0.9953 of one of our shares, subject in each case to pro-ration based on a maximum cash consideration of approximately CAD$514 million and a maximum number of our shares issued of 57,000,000. The acquisition was implemented by way of a court-approved plan of arrangement under the Business Corporations Act (of British Columbia). On May 9, 2013, Aurizon’s securityholders approved the plan of arrangement between us and Aurizon at a special meeting of Aurizon’s shareholders and optionholders. The Acquisition was consummated on June 1, 2013.

The Casa Berardi Mine

The Casa Berardi Mine is located in the Province of Quebec, Canada approximately 95 kilometers north of the town of La Sarre, in the James Bay municipality in the Abitibi Region. Casa Berardi is an underground gold mine which uses rubber-tired equipment to access the veins. Casa Berardi has an ore processing plant which originally commenced production in 1988, and operated until 1997 when production was suspended. During that time, the mine produced 688,400 oz of gold. The plant utilizes a standard oxide ore process with two-stage grinding, including gravity concentration. Stripped gold is plated on steel wool via electrowinning cells, and the material from the electrowinning cells is smelted in an inductive furnace into gold bars. Shortly after acquisition of the mine in 1998, Aurizon began an exploration drilling program in the vicinity of the West Mine, which was successful in discovering several new gold zones, including Zone 113, which contains high grade gold mineralization in quartz veins and forms the core of the current mining operation. From 2004 to 2006, Aurizon developed new underground infrastructure, constructed surface facilities, and rehabilitated the milling facility and fleet of mining equipment resulting in the commencement of production in November, 2006. Since the re-start of the mine in late 2006 and through December 31, 2012, Aurizon produced approximately 937,098 ounces of gold from the Casa Berardi mine. The shaft at Casa Berardi is currently being deepened to the 1,080 meter level. The shaft deepening is expected to be completed and commissioned in the first quarter of 2014. Upon its completion, the shaft is expected to provide deeper access to the Zone 118 ore body where additional reserves and mineralized materials are located.

Aurizon Financial Results and Production

During 2012, Aurizon sold 133,990 ounces of gold with 100% of its production coming from its sole operating mine, Casa Berardi. For the fiscal year ended December 31, 2012 Aurizon had revenue of CAD$223.6 million, as derived from Aurizon’s historical financial statements that were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, which may differ materially from GAAP.

We filed Aurizon’s historical financial statements as of March 31, 2013 and for the three-month periods ended March 31, 2013 and 2012, audited historical financial statements as of December 31, 2012 and 2011 and for each of the years then ended, and audited historical financial statements as of December 31, 2011, December 31, 2010 and January 1, 2010 and for each of the years ended December 31, 2011 and December 31, 2010 in an amendment to Current Report on Form 8-K filed July 25, 2013 (“Form 8-K/A”). In addition, we also furnished pro forma financial information giving effect to the acquisition of Aurizon for the year ended December 31, 2012 in the same Form 8-K/A, and as of and for the six-month period ended June 30, 2013 in the Current Report on Form 8-K filed October 25, 2013. See “Where You Can Find Additional Information.”

On August 23, 2013, Aurizon transferred its jurisdiction of incorporation by continuing from British Columbia to the Canadian federal jurisdiction. Aurizon is now governed by the Canada Business Corporations Act. Concurrently with the continuation, Aurizon changed its name to Hecla Quebec Inc.

USE OF PROCEEDS

The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer and we have agreed to pay the expenses of the exchange offer. In exchange for each of the exchange notes, we will receive original notes in like principal amount. We will retire or cancel all of the original notes tendered in the exchange offer. Accordingly, issuance of the exchange notes will not result in any increase in our outstanding indebtedness or any change in our capitalization.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table shows our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated.

	Six Months Ended June 30, 2013	Year Ended December 31,
		2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	(1)	7.9	60.9	(1)	5.3	(1)

Ratio of earnings to combined fixed charges and preferred stock dividends	(2)	6.3	50.0	(2)	2.7	(2)

(1)	Earnings were insufficient to cover fixed charges in the following amounts: $13.1 million in the six months ended June 30, 2013, $74.5 million in 2010, and $33.4 million in 2008.
(2)	Earnings were insufficient to cover fixed charges and preferred dividends in the following amounts: $13.4 million in the six months ended June 30, 2013, $88.2 million in 2010, and $48.6 million in 2008.

Please refer to Exhibit 12 filed with the Registration Statement of which this prospectus is a part for additional information regarding the ratio of earnings to cover fixed charges and preferred dividends.

CAPITALIZATION

The following table sets forth our unaudited consolidated capitalization as of June 30, 2013.

This table should be read along with our consolidated financial statements and related notes and the other financial information incorporated by reference in this prospectus.

As of June 30, 2013
(in thousands)
Cash and cash equivalents	$296,375

Debt, including current maturities:
Senior Credit Facility (1)	—
Capital lease obligations	20,799
Original Notes	490,104

Total debt	510,903

Total shareholders’ equity	1,334,726

Total capitalization	$1,845,629

(1)	In June 2013, Hecla Alaska LLC, Hecla Greens Creek Mining Company, and Hecla Juneau Mining Company, as Borrowers, and Hecla Mining Company, as Parent, entered into the Tenth Amendment to the Second Amended and Restated Credit Agreement. The credit agreement, as amended, provides for a senior secured revolving credit facility in an aggregate principal amount of up to $100 million.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND PRODUCTION DATA OF HECLA

The following table (in thousands, except per share amounts, common shares issued, shareholders of record, and employees) sets forth selected historical consolidated financial data as of and for each of the years ended December 31, 2008 through 2012, and as of and for each of the six months ended June 30, 2012 and 2013. The annual information is derived from our audited financial statements and the quarterly information is derived from our unaudited financial statements for those periods. The data set forth below should be read in conjunction with, and is qualified in its entirety by, our (i) Consolidated Financial Statements and the Notes thereto, which are included in our most recent Annual Report on Form 10-K, and (ii) Condensed Consolidated Financial Statements (Unaudited) and the Notes thereto, which are included in our most recent Quarterly Report on Form 10-Q.

	2012 (7)	2011	2010	2009	2008 (4)	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
Sales of products	$321,143	$477,634	$418,813	$312,548	$204,665	$161,780	$158,172
Net income (loss) from continuing	$14,954	$151,164	$48,983	$67,826	$(37,173)	$(13,764)	$15,096
Loss from discontinued operations, net of tax (5)	$—	$—	$—	$—	$(17,395)	$—	$—
Loss on disposal of discontinued operations, net of tax (5)	$—	$—	$—	$—	$(11,995)	$—	$—
Net income (loss)	$14,954	$151,164	$48,983	$67,826	$(66,563)	$(13,764)	$15.096
Preferred stock dividends (2,3)	$(552)	$(552)	$(13,633)	$(13,633)	$(13,633)	$(276)	$(276)

Income (loss) applicable to common shareholders	$14,402	$150,612	$35,350	$54,193	$(80,196)	$(14,040)	$14,820

Basic income (loss) per common share	$0.05	$0.54	$0.14	$0.24	$(0.57)	$(0.05)	$0.05

Diluted income (loss) per common share	$0.05	$0.51	$0.13	$0.23	$(0.57)	$(0.05)	$0.05

Total assets	$1,378,290	$1,396,090	$1,382,493	$1,046,784	$988,791	$2,272,455	$1,390,494

Accrued reclamation & closure costs (6)	$113,215	$153,811	$318,797	$131,201	$121,347	$125,307	$151,500

Noncurrent portion of debt and capital leases	$11,935	$6,265	$3,792	$3,281	$113,649	$503,775	$9,054

Cash dividends paid per common share (1)	$0.06	$0.02	$—	$—	$—	$0.005	$0.035

Cash dividends paid per Series B preferred share (2)	$3.50	$3.50	$7.00	$—	$3.50	$1.75	$1.75

Cash dividends paid per 6.5% Mandatory Convertible Preferred share (3)	$—	$1.62	$1.69	$—	$3.48	$—	$—

Common shares issued and outstanding	285,209,848	285,289,924	258,485,666	238,335,526	180,461,371	342,638,214	285,546,859

6.5% Mandatory Convertible Preferred shares issued and outstanding	—	$—	2,012,500	2,012,500	2,012,500	—	—

Series B Preferred shares issued and outstanding	157,816	$157,816	157,816	157,816	157,816	157,816	157,816

Shareholders of record	6,630	$6,943	7,388	7,647	7,936	6,613	6,828
Employees	735	735	686	656	742	1,336	673

(1)	In September 2011 and February 2012, our Board of Directors adopted a common stock dividend policy that has two components: (1) a dividend that links the amount of dividends on our common stock to our average quarterly realized silver price in the preceding quarter, and (2) a minimum annual dividend of $0.01 per share of common stock, in each case, payable quarterly, when declared. See Note 9 of Notes to Consolidated Financial Statements of Hecla and Subsidiaries in our most recent Annual Report on Form 10-K for more information on potential dividend amounts under the first component of the policy at various silver prices. The following table summarizes the common stock dividends declared by our Board of Directors under the policy described above:

Declaration date	(A) Silver-price- linked component per share		(B) Minimum annual component per share	(A+B) Total dividend per share	Total dividend amount (in millions)	Month of payment
November 8, 2011	$0.02		$—	$0.02	$5.6	December 2011
February 17, 2012	$0.01		$0.0025	$0.0125	$3.6	March 2012
May 8, 2012	$0.02		$0.0025	$0.0225	$6.4	June 2012
August 7, 2012	$—	*	$0.0025	$0.0025	$0.7	September 2012
November 2, 2012	$0.02		$0.0025	$0.0225	$6.4	December 2012
February 25, 2013	$—	*	$0.0025	$0.0025	$0.7	March 2013
May 5, 2013	$—	*	$0.0025	$0.0025	$0.7	June 2013
August 6, 2013	$—	*	$0.0025	$0.0025	$0.9	September 2013

*	Because the average realized silver price for the second and fourth quarters of 2012 and the first and second quarters of 2013 was $27.05, $29.20, $28.86 and $16.27 per ounce, respectively, below the minimum threshold of $30 according to the policy, no silver-price-linked component was declared or paid. However, on February 25, 2013, our Board of Directors declared a special common stock dividend of $0.01 per share, in addition to the minimum dividend of $0.0025 per share, for an aggregate dividend of $3.6 million payable in March 2013. Prior to 2011, no dividends had been declared on our common stock since 1990. We cannot pay dividends on our common stock if we fail to pay dividends on our Series B Preferred Stock. The declaration and payment of common stock dividends, whether pursuant to the policy or in addition thereto, is at the sole discretion of our Board of Directors, and there can be no assurance that we will continue to declare and pay common stock dividends in the future.
(2)	During 2008, $0.4 million in Series B preferred dividends were declared and paid, while $0.1 million in dividends for the fourth quarter of 2008 were deferred. Series B preferred dividends for the first three quarters of 2009, which totaled $0.4 million, were also deferred. In December 2009, we declared all dividends in arrears on our Series B preferred stock of $0.6 million and the scheduled $0.1 million dividend for the fourth quarter of 2009. These dividends were paid in cash in January 2010. Therefore, dividends declared on our Series B preferred shares of $0.7 million were included in the determination of income applicable to common shareholders for 2009 with no cash paid for Series B preferred dividends during 2009. We declared and paid all quarterly dividends on our Series B preferred shares for 2010, 2011 and 2012 totaling $0.6 million for each of those years.
(3)	Cumulative undeclared, unpaid 6.5% Mandatory Convertible Preferred Stock dividends for the period from December 18, 2007 (the date of issuance) to December 31, 2007 totaled $0.5 million, and are reported in determining income applicable to common shareholders for the year ended December 31, 2007. The $0.5 million in cumulative undeclared dividends were paid in April 2008. During 2008, $9.8 million in 6.5% Mandatory Convertible Preferred dividends were declared and paid. $6.5 million of the dividends declared in 2008 were paid in cash, and are included in the amount reported as cash dividends paid per 6.5% Mandatory Convertible Preferred Share, and $3.3 million of the dividends declared in 2008 were paid in our Common Stock. Dividends on our 6.5% Mandatory Convertible Preferred Stock totaling $13.1 million for the fourth quarter of 2008 and the first three quarters of 2009 were deferred. In December 2009, we declared the $13.1 million in dividends in arrears on our 6.5% Mandatory Convertible Preferred Stock and the scheduled $3.3 million dividend for the fourth quarter of 2009. These dividends were paid in shares of our common stock in January 2010. Therefore, dividends declared on our 6.5% Mandatory Convertible Preferred Stock of $13.1 million were included in the determination of income applicable to common shareholders for 2009 with no cash paid for 6.5% Mandatory Convertible Preferred Stock dividends in 2009. We declared and paid all quarterly dividends on our 6.5% Mandatory Convertible Preferred Stock totaling $13.1 million for 2010. Dividends declared for the first and second quarters of 2010 were paid in shares of our common stock and dividends for the third and fourth quarters of 2010 were paid in cash. The cash dividend declared for the fourth quarter of 2010, which was paid in January 2011, represents the last dividend to be paid on the 6.5% Mandatory Convertible Preferred Stock, which automatically converted to shares of our common stock on January 1, 2011.
(4)	On April 16, 2008, we completed the acquisition of all of the equity of two Rio Tinto subsidiaries holding a 70.3% interest in the Greens Creek mine for approximately $758.5 million. The acquisition gave various of our subsidiaries control of 100% of the Greens Creek mine. Our operating results reflect our 100% ownership of Greens Creek after April 16, 2008 and our 29.7% ownership of Greens Creek prior to that date.
(5)	On July 8, 2008, we completed the sale of all of the outstanding capital stock of El Callao Gold Mining Company and Drake-Bering Holdings B.V., our wholly-owned subsidiaries which together owned our business and operations in Venezuela, the “La Camorra unit.” The results of the Venezuelan operations have been reported in discontinued operations for all periods presented.

(6)	In the fourth quarter of 2010, we recorded an accrual of $193.2 million to increase our liability for environmental obligations in Idaho’s Coeur d’Alene Basin pursuant to negotiations with the Plaintiffs in the Coeur d’Alene Basin environmental litigation and the State of Idaho on the financial terms of settlement of the litigation and related claims. The settlement was finalized in September 2011.
(7)	As a result of an order from MSHA to remove built-up cementitious material from the Silver Shaft, production was temporarily suspended at the Lucky Friday unit during all of 2012. Limited production resumed in early 2013. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—The Lucky Friday Segment” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q for more information.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Credit Facility

We have a $100 million senior secured revolving credit facility, which is collateralized by the shares of common stock held in our material U.S. subsidiaries, 65% of the shares of voting common stock held in our material first-tier foreign subsidiaries, and all of our interests in the Greens Creek mine, including all of the rights and interests in the joint venture agreement relating to the Greens Creek mine (all of which rights and interests are held by certain of our subsidiaries). Amounts borrowed under the credit agreement are available for general corporate purposes. The interest rate on outstanding loans under the agreement is between 3.00% and 4.50% above the LIBOR or an alternative base rate plus an applicable margin of between 2.00% and 3.50%. We are required to pay a standby fee of between 0.825% and 1.05% per annum on undrawn amounts under the revolving credit agreement. The credit facility is effective until August 1, 2015. In the first six months of 2013, we incurred $0.3 million in interest expense for the amortization of loan origination fees and $0.6 million in interest expense for commitment fees relating to the credit agreement. As of October 1, 2013, we have not drawn funds on the current revolving credit facility.

The credit agreement includes various covenants and other limitations related to our various financial ratios and indebtedness and investments, as well as other information and reporting requirements, including the following limitations:

•	Senior leverage ratio (calculated as debt secured by liens divided by EBITDA) of not more than 2.50:1.00.

•	Net leverage ratio (calculated as total debt less unencumbered cash divided by EBITDA) of not more than 4.00:1.00 at all times prior to December 31, 2014 and not more than 3.50:1.00 at all times from and after December 31, 2014.

•	Interest coverage ratio (calculated as EBITDA divided by interest expense) of not less than 3.00:1.00.

•	Tangible net worth of greater than 80% of the Tangible Net Worth at completion of the Aurizon Acquisition plus 50% of positive quarterly Net Income thereafter.

We were in compliance with all covenants under the credit agreement as of June 30, 2013. We have not drawn funds on the current revolving credit facility as of the date of this prospectus.

Capital Leases

Since 2009, we have entered into various lease agreements for equipment at our Greens Creek and Lucky Friday units, which we have determined to be capital leases. At June 30, 2013, the total liability balance associated with capital leases, including purchase option amounts, was $20.8 million, with $7.1 million of the liability classified as current and $13.7 million classified as non-current. At December 31, 2012, the total liability balance associated with capital leases was $17.5 million, with $5.6 million of the liability classified as current and $11.9 million classified as non-current. The annual maturities of capital lease commitments, including interest, as of June 30, 2013 are:

Twelve-month period ending June 30,	Annual maturities of capital lease commitments, including interest, as of June 30, 2013
2014	$6,970
2015	7,120
2016	5,476
2017	2,065
2018	—

Total	21,631
Less: imputed interest	(960)

Net capital lease obligation	$20,671

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the sale of the original notes on April 12, 2013, we, the guarantors and the initial purchasers entered into a registration rights agreement. Pursuant to the registration rights agreement, we and the guarantors agreed to file with the SEC a registration statement on the appropriate form under the Securities Act with respect to publicly registered notes having identical terms to the original notes. Upon the effectiveness of the exchange offer registration statement, we and the guarantors will, pursuant to the exchange offer, offer to the holders of the original notes who are able to make certain representations the opportunity to exchange their notes for the exchange notes. We also agreed to file a shelf registration statement under certain circumstances.

If we and the guarantors fail to complete the exchange offer, or the shelf registration statement, if required by the terms of the registration rights agreement, does not become effective, in each case, within 365 days of the date of original issuance of the notes, or by April 12, 2014, or the shelf registration statement, if required by the terms of the registration rights agreement, is declared effective but thereafter ceases to be effective or the prospectus contained therein ceases to be usable in connection with resales of the original notes during the periods specified in the registration rights agreement, then we will pay additional interest to each holder of the original notes, with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to one-quarter of one percent (0.25%) per annum on the principal amount of the original notes held by such holder. The amount of the additional interest will increase by an additional one-quarter of one percent (0.25%) per annum on the principal amount of original notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of additional interest for all registration defaults of 1.0% per annum. There can only exist one registration default at any one time. Following the cure of all registration defaults, the accrual of additional interest will cease.

Each broker-dealer that receives the exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Exchange Offer

We and the guarantors are offering to exchange an aggregate principal amount of up to $500.0 million of exchange notes and guarantees thereof for a like aggregate principal amount of original notes and guarantees thereof. The form and terms of the exchange notes are the same as the form and the terms of the original notes, except that the exchange notes:

•	will have been registered under the Securities Act;

•	will not bear the restrictive legends restricting their transfer under the Securities Act; and

•	will not contain the registration rights and additional interest provisions contained in the original notes.

The exchange notes evidence the same debt as the original notes exchanged for the exchange notes and will be entitled to the benefits of the same indenture under which the original notes were issued, which is governed by New York law. For a complete description of the terms of the exchange notes, see “Description of the Exchange Notes.” We will not receive any cash proceeds from the exchange offer.

The exchange offer is not extended to holders of original notes in any jurisdiction where the exchange offer would not comply with the securities or blue sky laws of that jurisdiction.

As of the date of this prospectus, $500.0 million aggregate principal amount of original notes is outstanding and registered in the name of Cede & Co., as nominee for DTC. Only registered holders of the original notes, or their legal representatives and attorneys-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. We and the guarantors will not set a fixed record date for determining registered holders of the original notes entitled to participate in the exchange offer. This prospectus, together with the letter of transmittal, is being sent to all registered holders of original notes and to others believed to have beneficial interests in the original notes.

This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange original notes, which are properly tendered on or before the expiration date and are not withdrawn as permitted below, for exchange notes. The expiration date for this exchange offer is 5:00 P.M., New York City time, on                 ,                 , or such later date and time to which we, in our sole discretion, extend the exchange offer.

Notes tendered in the exchange offer must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Neither we nor any of the guarantors, our or their respective boards of directors or our or their management recommends that you tender or not tender original notes in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender original notes in the exchange offer and, if you decide to tender, the aggregate amount of original notes to tender. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

We expressly reserve the right, in our sole discretion:

•	to extend the expiration date;

•	to delay accepting any original notes due to an extension of the exchange offer;

•	if any condition set forth below under “—Conditions to the Exchange Offer” has not been satisfied, to terminate the exchange offer and not accept any original notes for exchange; or

•	to amend the exchange offer in any manner.

We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The notice of extension will disclose the aggregate principal amount of the original notes that have been tendered as of the date of such notice. Without limiting the manner in which we may choose to make a public announcement of any extension, delay, non-acceptance, termination or amendment, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency, which may be an agency controlled by us. Notwithstanding the foregoing, in the event of a material change in the exchange offer, including our waiver of a material condition, we will extend the exchange offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

During an extension, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any original notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them promptly after the expiration or termination of the exchange offer.

How to Tender Original Notes for Exchange

When the holder of original notes tenders, and we accept such notes for exchange pursuant to that tender, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of original notes who wishes to tender such notes for exchange must, on or prior to the expiration date:

•	transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., which will act as the exchange agent, at the address set forth below under the heading “—The Exchange Agent”;

•	comply with DTC’s Automated Tender Offer Program, or ATOP, procedures described below; or

•	if original notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent’s message to the exchange agent as per the procedures of DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear system, or Euroclear, or Clearstream Banking S.A., or Clearstream (as appropriate).

In addition, either:

•	the exchange agent must receive the certificates for the original notes and the letter of transmittal;

•	the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the original notes being tendered, along with the letter of transmittal or an agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted to DTC, Euroclear or Clearstream, as appropriate, and received by the exchange agent and forming a part of a book-entry transfer, or “book-entry confirmation,” which states that DTC, Euroclear or Clearstream, as appropriate, has received an express acknowledgement that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

We will not accept any alternative, conditional or contingent tenders. Each tendering holder, by execution of a letter of transmittal or by causing the transmission of an agent’s message, waives any right to receive any notice of the acceptance of such tender.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless the original notes surrendered for exchange are tendered:

•	by a registered holder of the original notes; or

•	for the account of an eligible institution.

An “eligible institution” is a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States.

If original notes are registered in the name of a person other than the signer of the letter of transmittal, the original notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder’s signature guaranteed by an eligible institution.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of original notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

•	reject any and all tenders of any original note improperly tendered;

•	refuse to accept any original note if, in our judgment or the judgment of our counsel, acceptance of the original note may be deemed unlawful; and

•	waive any defects or irregularities or conditions of the exchange offer as to any particular original note based on the specific facts or circumstance presented either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender original notes in the exchange offer.

Notwithstanding the foregoing, we do not expect to treat any holder of original notes differently from other holders to the extent they present the same facts or circumstances.

Our interpretation of the terms and conditions of the exchange offer as to any particular original notes either before or after the expiration date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of original notes for exchange, nor shall any of us incur any liability for failure to give such notification.

If a person or persons other than the registered holder or holders of the original notes tendered for exchange signs the letter of transmittal, the tendered original notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the original notes.

If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any original notes or any power of attorney, these persons should so indicate when signing, and you must submit proper evidence satisfactory to us of those persons’ authority to so act unless we waive this requirement.

By tendering, each holder will represent to us: that such holder acquiring exchange notes in the exchange offer is acquiring them in the ordinary course of its business; at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes issued in the exchange offer in violation of the provisions of the Securities Act; it is not an “affiliate,” as defined under Rule 405 of the Securities Act, of us or any guarantor; and if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes.

If any holder or any other person receiving exchange notes from such holder is an “affiliate,” as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the notes in violation of the provisions of the Securities Act to be acquired in the exchange offer, the holder or any other person:

•	may not rely on applicable interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer who acquired its original notes as a result of market-making activities or other trading activities, and thereafter receives exchange notes issued for its own account in the exchange offer, must represent to us and acknowledge that it will provide us with information we reasonably request and comply with the applicable provisions of the Securities Act (including, but not limited to, delivering this prospectus in connection with any resale of such exchange notes issued in the exchange offer). The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes Issued in the Exchange Offer

Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered and will issue exchange notes registered under the Securities Act in exchange for the tendered original notes. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered original notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter, and complied with the applicable provisions of the registration rights agreement. See “—Conditions to the Exchange Offer” for a discussion of the conditions that must be satisfied before we accept any original notes for exchange.

For each original note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to that of the surrendered original note. Registered holders of exchange notes issued in the exchange offer on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from April 12, 2013. Under the registration rights agreement, we may be required to make payments of additional interest to the holders of the original notes under circumstances relating to the timing of the exchange offer.

In all cases, we will issue exchange notes for original notes that are accepted for exchange only after the exchange agent timely receives:

•	certificates for such original notes or a timely book-entry confirmation of such original notes into the exchange agent’s account at DTC, Euroclear or Clearstream, as appropriate;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.

If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered original notes, or if a holder submits original notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or nonexchanged notes without cost to the tendering holder. In the case of original notes tendered by book-entry transfer into the exchange agent’s account with DTC, Euroclear or Clearstream, the nonexchanged notes will be credited to an account maintained with DTC, Euroclear or Clearstream. We will return the original notes or have them credited to DTC, Euroclear or Clearstream accounts, as appropriate, promptly after the expiration or termination of the exchange offer.

Book-Entry Transfer

The participant should transmit its acceptance to DTC, Euroclear or Clearstream, as the case may be, on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC, Euroclear or Clearstream, as the case may be, will verify the acceptance and then send to the exchange agent confirmation of the book-entry transfer. The confirmation of the book-entry transfer will include an agent’s message confirming that DTC, Euroclear or Clearstream, as the case may be, has received an express acknowledgement from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC, Euroclear or Clearstream, as the case may be. However, the letter of transmittal or facsimile thereof or an agent’s message, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the exchange agent at the address set forth below under “—The Exchange Agent” on or prior to the expiration date; or

•	comply with the guaranteed delivery procedures described below.

DTC’s ATOP program is the only method of processing exchange offers through DTC. To accept an exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC’s communication system. In addition, such tendering participants should deliver a copy of the letter of transmittal to the exchange agent unless an agent’s message is transmitted in lieu thereof. DTC is obligated to communicate those electronic instructions to the exchange agent through an agent’s message. To tender original notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal. Any instruction through ATOP is at your risk and such instruction will be deemed made only when actually received by the exchange agent.

In order for an acceptance of an exchange offer through ATOP to be valid, an agent’s message must be transmitted to and received by the exchange agent prior to the expiration date, or the guaranteed delivery procedures described below must be complied with. Delivery of instructions to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

If a holder of original notes desires to tender such notes and the holder’s original notes are not immediately available, or time will not permit the holder’s original notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the holder tenders the original notes through an eligible institution;

•	prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, acceptable to us, by mail, hand delivery, overnight courier or facsimile transmission, setting forth the name and address of the holder of the original notes tendered, the certificate number or numbers of such original notes and the amount of the original notes being tendered. The notice of guaranteed delivery shall state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	the exchange agent receives the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

You may withdraw tenders of your original notes at any time prior to the expiration of the offer.

For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at the address set forth below under “—The Exchange Agent.” Any such notice of withdrawal must:

•	specify the name of the person that has tendered the original notes to be withdrawn;

•	identify the original notes to be withdrawn, including the principal amount of such original notes; and

•	where certificates for original notes are transmitted, specify the name in which original notes are registered, if different from that of the withdrawing holder.

If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If original notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream, as applicable, to be credited with the withdrawn notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal and our determination will be final and binding on all parties. Any tendered notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any original notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC, Euroclear or Clearstream, as applicable, the original notes withdrawn will be unlocked with DTC, Euroclear or Clearstream, as applicable, for the original notes. The original notes will be returned promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be re-tendered by following one of the procedures described under “—How to Tender Original Notes for Exchange” above at any time on or prior to 5:00 P.M., New York City time, on the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, we are not required to accept the original notes in the exchange offer or to issue the exchange notes, and we may terminate or amend the exchange offer, if at any time before the expiration of the exchange offer (x) such acceptance or issuance would violate any applicable law or any interpretations of the staff of the SEC, (y) there is an action or proceeding instituted or threatened in any court or by any governmental agency that would reasonably be expected to impair our ability to proceed with the exchange offer or there is a material adverse development in any existing action or proceeding with respect to us, or (z) the governmental approvals necessary for the consummation of the exchange offer are not obtained.

The preceding conditions are for our sole benefit, and we may assert any of them regardless of the circumstances giving rise to such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise the foregoing rights shall not be deemed a waiver of such rights, and each right shall be deemed an ongoing right which we may assert at any time and from time to time.

The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered in the exchange.

The Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to our exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

By Registered Certified or Regular Mail or Overnight Courier or Hand Delivery:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations- Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Christopher Landers

Tel: (315) 414-3362

Fax: (732) 667-9408

By Facsimile Transmission: (732) 667-9408

Confirm by Telephone: (315) 414-3362

Originals of all documents sent by facsimile should be promptly sent to the exchange agent by mail, by hand or by overnight delivery service.

The method of delivery of the original notes, the letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or original notes should be sent directly to us.

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses.

The cash expenses to be incurred in connection with the exchange offer will be paid by us.

Transfer Taxes

Holders who tender their original notes for exchange notes will not be obligated to pay any transfer taxes in connection with the exchange. If, however, exchange notes issued in the exchange offer or substitute original notes not tendered or exchanged are to be delivered to, or are to be issued in the name of, any person other than the holder of the original notes tendered, or if a transfer tax is imposed for any reason other than the exchange of original notes in connection with the exchange offer, then the holder must pay any applicable transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, transfer taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Exchange Original Notes

Holders who desire to tender their original notes in exchange for exchange notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange.

Original notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to accrue interest and to be subject to the provisions in the indenture regarding the transfer and exchange of the original notes and the existing restrictions on transfer set forth in the legend on the original notes and in the offering memorandum dated April 9, 2013, relating to the original notes. After completion of this exchange offer, we will have no further obligation to provide for the registration under the Securities Act of those original notes except in limited circumstances with respect to specific types of holders of original notes and we do not intend to register the original notes under the Securities Act. In general, original notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Upon completion of the exchange offer, holders of any remaining original notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. See “Risk Factors—Risks Relating to the Exchange Offer—You may have difficulty selling the original notes that you do not exchange.”

Exchanging Original Notes

Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by holders of such exchange notes, other than by any holder that is a broker-dealer who acquired original notes for its own account as a result of market-making or other trading activities or by any holder which is an “affiliate” of us within the meaning of Rule 405 under the Securities Act. The exchange notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the holder is not a broker-dealer tendering notes acquired directly from us;

•	the person acquiring the exchange notes in the exchange offer, whether or not that person is a holder, is acquiring them in the ordinary course of its business;

•	neither the holder nor that other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes issued in the exchange offer; and

•	the holder is not our affiliate.

However, the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in these other circumstances.

Each holder must furnish a written representation, at our request, that:

•	it is acquiring the exchange notes issued in the exchange offer in the ordinary course of its business;

•	at the time of the commencement of the exchange offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes issued in the exchange offer in violation of the provisions of the Securities Act;

•	it is not an “affiliate,” as defined in Rule 405 of the Securities Act, of us or any guarantor; and

•	if it is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes.

Each holder who cannot make such representations:

•	will not be able to rely on the interpretations of the staff of the SEC in the above-mentioned interpretive letters;

•	will not be permitted or entitled to tender original notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of original notes, unless the sale is made under an exemption from such requirements.

In addition, each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by that broker-dealer as a result of market-making or other trading activities, must represent to us and acknowledge that it will provide us with information we reasonably request and comply with the applicable provisions of the Securities Act (including, but not limited to, delivering this prospectus in connection with any resale of such notes issued in the exchange offer). See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

In addition, to comply with state securities laws of certain jurisdictions, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the exchange notes. We have not agreed to register or qualify the exchange notes for offer or sale under state securities laws.

DESCRIPTION OF THE EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the terms “Hecla”, “us”, “we” and “our” refer only to Hecla Mining Company and not to any of its Subsidiaries. When we use the term “notes” in this description, the term includes the original notes and the exchange notes.

Hecla will issue the exchange notes under an indenture among Hecla, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, subject to the registration requirements of the Securities Act. No foreign subsidiary of Hecla, including Aurizon, will be a Guarantor of the exchange notes under the indenture. The terms of the exchange notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is only a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the exchange notes. A copy of the indenture is available as set forth below under “—Additional Information.” Certain capitalized terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of an exchange note will be treated as the owner of it for all purposes. Only registered holders of exchange notes will have rights under the indenture.

Brief Description of the Exchange Notes and the Note Guarantees

The Exchange Notes

The exchange notes:

•	will be general unsecured obligations of Hecla;

•	will be effectively subordinated to all existing and future secured Indebtedness of Hecla, including Indebtedness under the Senior Credit Facility, to the extent of the value of the collateral securing such Indebtedness;

•	will be pari passu in right of payment with all existing and future unsecured senior Indebtedness of Hecla;

•	will be senior in right of payment to any existing and future subordinated Indebtedness of Hecla;

•	will be unconditionally guaranteed on an unsecured basis by the Guarantors ;

•	mature on May 1, 2021; and

•	will be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

The Note Guarantees

The exchange notes will be guaranteed by each of Hecla’s Restricted Subsidiaries that is or becomes a borrower or guarantor under the Senior Credit Facility or that guarantees any other Indebtedness of Hecla, which other Indebtedness exceeds $10.0 million in aggregate principal amount.

Each guarantee of the exchange notes:

•	will be a general unsecured obligation of such Guarantor;

•	will be effectively subordinated to all existing and future secured Indebtedness of such Guarantor, including Indebtedness under the Senior Credit Facility, to the extent of the value of the assets of such Guarantor securing such Indebtedness;

•	will be pari passu in right of payment with all existing and future unsecured senior Indebtedness of such Guarantor; and

•	will be senior in right of payment to any existing and future subordinated Indebtedness of such Guarantor.

Not all of our Subsidiaries will guarantee the exchange notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to their parent entity, which may also be a non-guarantor Subsidiary. For the quarter ended June 30, 2013, our non-guarantor Subsidiaries represented (i) 12% of our sales of metals and approximately 7% of our other operating expenses and (ii) after giving effect to the offering of the original notes and the Acquisition, 51% of our sales of metals and 20% of our other operating expenses. As of June 30, 2013, our non-guarantor Subsidiaries represented approximately 40% of our total assets and approximately 21% of our total liabilities, including trade payables, deferred tax liabilities and royalty obligations, but excluding intercompany liabilities.

As of the date of the indenture, all of our Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the exchange notes, and if we designate any Restricted Subsidiary as an Unrestricted Subsidiary, in accordance with the indenture, the guarantee of the exchange notes of such Subsidiary will be released.

Principal, Maturity and Interest

Hecla will exchange up to $500.0 million in aggregate principal amount of exchange notes in this exchange offer. Hecla may issue an unlimited amount of additional notes under the indenture from time to time after this exchange offer. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The original notes, the exchange notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Hecla will exchange notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The exchange notes will mature on May 1, 2021.

Interest on the exchange notes will accrue at the rate of 6.875% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2013. Interest on overdue principal, interest and Special Interest, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the exchange notes. Hecla will make each interest payment to the holders of record of the exchange notes on April 15 or October 15 immediately preceding the applicable interest payment date.

Interest on the exchange notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to Hecla, Hecla will pay all principal of, premium on, if any, and interest and Special Interest, if any, on, that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar unless Hecla elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. Hecla may change the paying agent or registrar without prior notice to the holders of the notes, and Hecla or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture and in compliance with applicable law. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Hecla will not be required to transfer or exchange any note selected for redemption. Also, Hecla will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

Each of Hecla’s current and future Restricted Subsidiaries that is a borrower or guarantor under the Senior Credit Facility will guarantee the notes in accordance with the provisions of the indenture. In addition, each of Hecla’s Restricted Subsidiaries that becomes a borrower or guarantor under the Senior Credit Facility or that guarantees any other Indebtedness of Hecla, which other Indebtedness exceeds $10.0 million aggregate principal amount, will be required to guarantee the notes on an unsecured basis as described under “—Certain Covenants—Additional Note Guarantees.” These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its guarantee of the notes will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Relating to Our Debt, Including the Notes—Federal and state fraudulent transfer laws may permit a court to void the notes or any of the guarantees, and if that occurs, you may not receive any payments on the notes.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than Hecla or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its guarantee of the notes, the indenture and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

(b) the Net Proceeds of such asset sale or other disposition, consolidation or merger are applied in accordance with the applicable provisions of the indenture.

The note guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) Hecla or a Restricted Subsidiary of Hecla, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Hecla or a Restricted Subsidiary of Hecla, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture and the Guarantor ceases to be a Restricted Subsidiary of Hecla as a result of the sale or other disposition;

(3) if Hecla designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4) if the Guarantor ceases to be a borrower or guarantor under all Credit Facilities and is released or discharged from all obligations thereunder and such Guarantor is released or discharged from its guarantee of any other Indebtedness of Hecla in excess of $10.0 million in aggregate principal amount, including the guarantee that resulted in the obligation of such Guarantor to guarantee the notes; provided that if such Guarantor has incurred any Indebtedness in reliance on its status as a Guarantor under the covenant “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” such Guarantor’s obligations under such Indebtedness, as the case may be, so incurred are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Guarantor) under “—Certain Covenants— Incurrence of Indebtedness and Issuance of Preferred Stock”; or

(5) upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

See “—Repurchase at the Option of Holders—Asset Sales.”

Optional Redemption

At any time prior to May 1, 2016, Hecla may on any one or more occasions redeem up to 35% of the original aggregate principal amount of notes issued under the indenture (calculated after giving effect to any issuance of additional notes), upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 106.875% of the principal amount of the notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to but excluding the date of redemption (subject to the rights of holders of notes so called for redemption on or after a record date for the payment of interest to receive interest on the relevant interest payment date), with an amount of cash no greater than the cash proceeds (net of underwriting discounts and commissions) of all Equity Offerings by Hecla since the Issue Date; provided that:

(1) at least 65% (calculated after giving effect to any issuance of additional notes) of the original aggregate principal amount of notes issued under the indenture (excluding notes held by Hecla and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 120 days of the date of the closing of such Equity Offering.

At any time prior to May 1, 2016, Hecla may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium (if any) as of, and accrued and unpaid interest and Special Interest, if any, to but excluding the date of redemption, subject to the rights of holders of notes so called for redemption on or after a record date for the payment of interest to receive interest due on the relevant interest payment date.

In addition, under certain circumstances following the completion of a Change of Control Offer as further described below under the caption “Repurchase at the Option of the Holders—Change of Control,” Hecla may redeem all of the notes that then remain outstanding at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

Except as described in the preceding paragraphs, the notes will not be redeemable at Hecla’s option prior to May 1, 2016. Hecla will not, however, be prohibited from acquiring the notes by means other than a redemption, whether pursuant to a tender offer, open market purchase, or otherwise, so long as the acquisition does not violate the terms of the indenture.

On or after May 1, 2016, Hecla may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the notes redeemed, to but excluding the applicable date of redemption, if redeemed during the twelve-month period beginning on May 1 of the years indicated below, subject to the rights of holders of notes so called for redemption on or after a record date for the payment of interest to receive interest on the relevant interest payment date:

Year	Percentage
2016	105.156%
2017	103.438%
2018	101.719%
2019 and thereafter	100.000%

Unless Hecla defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date. Hecla may provide in such notice that payment of the redemption price and performance of Hecla’s obligations with respect to such redemption may be performed by another Person.

Mandatory Redemption

Hecla is not required to make mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, Hecla may be required to offer to purchase notes as described under the captions “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales”. The indenture will not prohibit Hecla from acquiring the notes, whether pursuant to a tender offer, open market purchase, or otherwise, so long as the acquisition does not violate a specific term of the indenture.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require Hecla to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Hecla will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the notes repurchased to but excluding the date of purchase, subject to the rights of holders of notes so called for repurchase on or after a record date for the payment of interest to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, Hecla will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Hecla will comply with the requirements of Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Hecla will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, Hecla will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes being purchased by Hecla.

The paying agent will promptly mail or wire transfer to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each tendering holder a new note equal in principal amount to the unpurchased portion (if any) of the note surrendered by such holder. Hecla will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

If holders of not less than 90% in aggregate principal amount of the then outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and Hecla, or any other Person making a Change of Control Offer in lieu of Hecla as described below, purchases all of the notes validly tendered and not withdrawn by such holders, Hecla will have the right, upon not less than 15 nor more than 30 days’ prior notice, given not more than 15 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest to but excluding the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Hecla repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Hecla will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Hecla and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The Change of Control provisions described above may deter certain mergers, tender offers, and other takeover attempts involving Hecla by increasing the capital required to effectuate such transactions. The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Hecla and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of Hecla and its Subsidiaries take as a whole. Furthermore, the ability of a holder of notes to require Hecla to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Hecla and its Subsidiaries taken as a whole to another Person or group may be uncertain. The provisions in the indenture relating to Hecla’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Hecla’s ability to repurchase notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control may constitute a default under the Senior Credit Facility. Future Indebtedness of Hecla and the Guarantors may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their rights to require Hecla to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on Hecla. Finally, Hecla’s ability to pay cash to the holders upon a repurchase may be limited by Hecla’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. Even if sufficient funds were otherwise available, the terms of the Senior Credit Facility will, and future Indebtedness may, prohibit Hecla’s prepayment of notes before their scheduled maturity. Consequently, if Hecla is not able to prepay the Senior Credit Facility and any such other Indebtedness containing similar restrictions or obtain requisite consents Hecla will be unable to fulfill its repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control, resulting in a default under the indenture. A default under the indenture may result in a cross-default under the Senior Credit Facility and Hecla’s other Indebtedness.

Asset Sales

Hecla will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Hecla (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) solely with respect to any Asset Sales of any of the Principal Mine Assets, at least 75% of the consideration received in the Asset Sale by Hecla or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities of Hecla or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any guarantee of the notes) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases Hecla or such Restricted Subsidiary from or indemnifies Hecla or such Restricted Subsidiary against such liability;

(b) any securities, notes or other obligations received by Hecla or any such Restricted Subsidiary from such transferee that are converted by Hecla or such Restricted Subsidiary into cash within 120 days after such Asset Sale, to the extent of the cash received in that conversion;

(c) any Designated Non-cash Consideration received by Hecla or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that has at that time not been converted into cash or a Cash Equivalent, not to exceed the greater of (x) $75.0 million and (y) 3.25% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value); and

(d) any stock or assets of the kind referred to in clauses (3) or (5) of the next paragraph of this covenant.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Hecla (or the applicable restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

(1) to repay Indebtedness that is secured by a Lien;

(2) to repay Obligations under other Indebtedness (other than Disqualified Stock or subordinated Indebtedness), other than Indebtedness owed to Hecla or an Affiliate of Hecla; provided that Hecla shall equally and ratably reduce the Obligations under the notes as provided under “—Optional Redemption,” through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase their notes at 100% of the principal amount thereof, plus accrued but unpaid interest and Special Interest, if any, on the amount of the notes that would otherwise be prepaid;

(3) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Hecla;

(4) to make a capital expenditure;

(5) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(6) any combination of the foregoing.

provided that, in the case of clauses (1), (3), (4) and (5) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as Hecla or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of the date thereof; provided that if any commitment is later canceled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds from the later of (i) the date of such cancellation or termination or (ii) the 365th day after the receipt of such Net Proceeds from the applicable Asset Sale.

Pending the final application of any Net Proceeds, Hecla (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, within five business days thereof, Hecla will make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Indebtedness that (i) is pari passu with the notes, and (ii) contemporaneously require the purchase, prepayment or redemption of such Indebtedness with the proceeds of sales of assets, to purchase, prepay or redeem the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The Excess Proceeds shall be allocated between the notes and the other pari passu Indebtedness referred to above on a pro rata basis based on the aggregate amount of such Indebtedness then outstanding. The offer price with respect to the notes in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer and the contemporaneous offer with respect to any other pari passu Indebtedness contemplated above, Hecla may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocable to the notes, the trustee will select the notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by Hecla so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). The remainder of the Excess Proceeds allocable to the other pari passu Indebtedness will be allocated in a similar manner. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Hecla will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Asset Sale provisions of the indenture, Hecla will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control or Asset Sale provisions of the indenture by virtue of such compliance.

The agreements governing Hecla’s other Indebtedness (including the Senior Credit Facility) may contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require Hecla to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Hecla. In the event a Change of Control or an Asset Sale occurs at a time when Hecla is prohibited from purchasing notes, Hecla could seek the consent of the lenders of such other Indebtedness to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Hecla does not obtain a consent or repay those borrowings, Hecla will remain prohibited from purchasing notes under the terms of that Indebtedness.

In that case, Hecla’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under its other Indebtedness. Finally, Hecla’s ability to pay cash to the holders of notes upon a repurchase may be limited by Hecla’s then existing financial resources. See “Risk Factors—Risks Relating to Our Debt, Including the Notes—We may be unable to repurchase notes in the event of a change of control as required by the indenture.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under “Book-Entry, Delivery and Form,” by lot or otherwise in accordance with applicable procedures of DTC) unless otherwise required by law or applicable stock exchange rules.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (or, in the case of notes issued in global form, electronic transmission) at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed (or electronically transmitted to DTC) more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of such note upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Changes in Covenants when Notes Rated Investment Grade

If on any date following the date of the indenture:

(1) the notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of Hecla, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization,” as such term is defined in Section (3)(a)(62) of the Exchange Act, selected by Hecla as a replacement agency); and

(2) no Default or Event of Default shall have occurred and be continuing, then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus will be suspended:

(1) “—Repurchase at the Option of Holders—Asset Sales”;

(2) “—Restricted Payments”;

(3) “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(4) “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(5) “—Transactions with Affiliates”;

(6) clause (4) of the covenant described below under the caption “—Merger, Consolidation or Sale of Assets”;

(7) clauses (1)(a) and (2) of the covenant described below under the caption “—Limitation on Sale and Leaseback Transactions”; and

(8) “—Additional Note Guarantees.”

During any period that the foregoing covenants have been suspended, Hecla’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption “—Designation of Restricted and Unrestricted Subsidiaries” or the definition of “Unrestricted Subsidiary.”

Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants will be reinstituted as of and from the date of such rating decline. Calculations under the reinstated “Restricted Payments” covenant will be made as if the “Restricted Payments” covenant had been in effect since the date of the indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended or for any other failure to comply with any suspended covenants during a period when the covenants were suspended. Notwithstanding the foregoing, the continued existence after any reinstitution of the foregoing covenants of obligations arising from transactions that occurred during the period such covenants were suspended shall not constitute a breach of any covenant set forth in the indenture or cause an Event of Default thereunder.

There can be no assurance that the notes will ever achieve an investment grade rating (or any other specified rating) or that any such rating will be maintained.

Restricted Payments

Hecla will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Hecla’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Hecla or any of its Restricted Subsidiaries) or to the direct or indirect holders of Hecla’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Hecla and other than dividends or distributions payable to Hecla or a Restricted Subsidiary of Hecla);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Hecla) any Equity Interests of Hecla or any direct or indirect Person owning more than 50% of the outstanding Equity Interests in Hecla;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Hecla or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Hecla and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(a) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(b) Hecla would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Hecla and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9) and (13) of the next succeeding paragraph), is less than the sum, without duplication, of:

(1) 50% of the Consolidated Net Income of Hecla for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of Hecla’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(2) 100% of the aggregate net cash proceeds and the Fair Market Value, as determined in good faith by the Board of Directors of Hecla, of property and marketable securities received by Hecla since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of Hecla (other than in connection with the Aurizon Transaction) or from the issue or sale of convertible or exchangeable Disqualified Stock of Hecla or convertible or exchangeable debt securities of Hecla, in each case that have been converted into or exchanged for Qualifying Equity Interests of Hecla (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of Hecla); plus

(3) to the extent that any Restricted Investment that was made after the date of the indenture is (a) sold or otherwise cancelled, liquidated or repaid, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of Hecla that is a Guarantor, the initial amount of such Restricted Investment (or, if less, the amount of cash or the fair market value, as determined in good faith by the Board of Directors, of property and marketable securities, in each case received upon repayment or sale); plus

(4) to the extent that any Unrestricted Subsidiary of Hecla designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of

(i) the Fair Market Value of Hecla’s Restricted Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the indenture; plus

(5) 100% of any dividends received in cash and the Fair Market Value, as determined in good faith by the Board of Directors, of property and marketable securities received by Hecla or a Restricted Subsidiary of Hecla that is a Guarantor after the date of the indenture from an Unrestricted Subsidiary of Hecla, to the extent that such dividends were not otherwise included in the Consolidated Net Income of Hecla for such period.

The preceding provisions will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Hecla) of, Equity Interests of Hecla (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Hecla; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (c)(2) of the preceding paragraph and will not be considered to be net cash proceeds from an Equity Offering for purposes of the “Optional Redemption” provisions of the indenture;

(3) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Hecla to the holders of its Equity Interests on a pro rata basis;

(4) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Hecla or any Guarantor that is contractually subordinated to the notes or to any guarantee of the notes with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Hecla or any Restricted Subsidiary of Hecla held by any current or former officer, director, employee or consultant of Hecla or any of its Restricted Subsidiaries pursuant to any management equity plan or stock option plan, shareholders’ agreement or any other management or employee benefit plan or agreement or arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $15.0 million in any twelve-month period (with unused amounts in any twelve-month period being carried over to the succeeding twenty-four month period); provided further, that such amount in any twelve-month period may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Qualifying Equity Interests of Hecla and, to the extent contributed to Hecla as common equity capital, the cash proceeds from the sale of Qualifying Equity Interests of any of Hecla’s direct or indirect parent companies, in each case to members of management, directors or consultants of Hecla, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the date of the indenture to the extent the cash proceeds from the sale of Qualifying Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to clause (c) of the preceding paragraph or clause (2) of this paragraph; plus

(b) the cash proceeds of key man life insurance policies received by Hecla or its Restricted Subsidiaries after the date of the indenture; and

in addition, cancellation of Indebtedness owing to Hecla from any current or former officer, director or employee (or any permitted transferees thereof) of Hecla or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of Hecla from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the indenture;

(6) the repurchase, acquisition or retirement for value of Equity Interests (a) deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests or other convertible securities to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants, or (b) in connection with the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

(7) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Hecla or any preferred stock of any Restricted Subsidiary of Hecla issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(8) payments of cash, dividends, distributions, advances or other Restricted Payments by Hecla or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon

(i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any Person (including in a merger, consolidation, amalgamation or similar transaction) and payments of cash to dissenting shareholders in connection with a merger, consolidation, amalgamation, or transfer of assets;

(9) the repurchase, redemption or other acquisition or retirement for value of any Indebtedness that is contractually subordinated to the notes or to any Note Guarantee (a) at a purchase price not greater than 101% of the principal amount of such Indebtedness in the event of a Change of Control pursuant to provisions similar to those described under the caption “Repurchase at the Option of Holders—Change of Control” or (b) at a purchase price not greater than 100% of the principal amount of such Indebtedness pursuant to provisions similar to those described under the caption “Repurchase at the Option of Holders— Asset Sales”; provided that all notes tendered by holders of the notes in connection with the related Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(10) the making by Hecla of regular quarterly and/or annual dividend payments in respect of (a) its outstanding common stock of no more than $35.0 million in any fiscal year (with unused amounts in any fiscal year carried over to succeeding fiscal years), and (b) its outstanding Series B Cumulative Convertible Preferred Stock, par value $0.25 per share, which are payable pursuant to the terms of such preferred stock;

(11) so long as no Default or Event of Default has occurred and is continuing, the purchase of Equity Interests of Hecla in an aggregate amount not to exceed $20.0 million since the date of the indenture;

(12) the payment by Hecla of the entire proceeds received by it in connection with the exercise of its outstanding Series 1 and Series 3 warrants, which proceeds are required to be paid to the plaintiffs pursuant to that certain consent decree, dated September 8, 2011, settling certain environmental litigation involving Hecla and its affiliates; and

(13) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $75.0 million since the date of the indenture.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Hecla or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Hecla whose resolution with respect thereto will be delivered to the trustee.

For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria or more than one of the exceptions described in clauses (1) through (13) above or is entitled to be made according to the first paragraph of this covenant, Hecla may, in its sole discretion, classify the Restricted Payment in any manner that complies with this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

Hecla will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Hecla will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Hecla may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for Hecla’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Hecla and any Guarantor of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum amount drawable thereunder) not to exceed, as of any date of incurrence, $250 million;

(2) the incurrence by Hecla and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by Hecla and the Guarantors of Indebtedness represented by the notes and the related guarantees of the notes to be issued on the date of the indenture or thereafter as provided in the indenture;

(4) the incurrence by Hecla or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations (other than Deemed Capitalized Leases), mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of Hecla or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed, as of any date of incurrence, the greater of (x) $80.0 million and (y) 3.5% of Consolidated Net Tangible Assets as of such date of incurrence;

(5) the incurrence by Hecla or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5) or (21) of this paragraph;

(6) the incurrence by Hecla or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Hecla and any of its Restricted Subsidiaries; provided, however, that:

(a) if	Hecla or any Guarantor is the obligor on such Indebtedness and the payee is not Hecla or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Hecla, or the Note Guarantee, in the case of a Guarantor; and

(b)(i) any	subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Hecla or a Restricted Subsidiary of Hecla and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Hecla or a Restricted Subsidiary of Hecla, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Hecla or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of Hecla’s Restricted Subsidiaries to Hecla or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Hecla or a Restricted Subsidiary of Hecla; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either Hecla or a Restricted Subsidiary of Hecla,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by Hecla or any of its Restricted Subsidiaries of Indebtedness consisting of Hedging Obligations or Treasury Management Arrangements in the ordinary course of business;

(9) the guarantee by Hecla or any of the Guarantors of Indebtedness of Hecla or a Restricted Subsidiary of Hecla to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10) the incurrence by Hecla or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, bankers’ acceptances, performance, bid, surety, appeal, remediation and similar bonds and completion Guarantees (not for borrowed money) provided in the ordinary course of business;

(11) the incurrence by Hecla or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(12) Indebtedness of any Person incurred and outstanding on or prior to the date on which such Person became a Restricted Subsidiary of Hecla or was acquired by, or merged into or arranged or consolidated with, Hecla or any of its Restricted Subsidiaries (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary of or was otherwise acquired by Hecla); provided, however, that on the date that such Person became a Restricted Subsidiary or was otherwise acquired by Hecla, either: (a) Hecla would have been able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the incurrence of such Indebtedness pursuant to this clause (12); or (b) the Fixed Charge Coverage Ratio of Hecla and its Restricted Subsidiaries would have been greater than such ratio immediately prior to such acquisition, merger, arrangement or consolidation, in each case after giving effect to the incurrence of such Indebtedness pursuant to this clause (12);

(13) Indebtedness consisting of unpaid insurance premiums owed to any Person providing property, casualty, liability or other insurance to Hecla or any Restricted Subsidiary in any fiscal year, pursuant to reimbursement or indemnification obligations to such Person; provided that such Indebtedness is incurred only to defer the cost of such unpaid insurance premiums for such fiscal year and is outstanding only during such fiscal year;

(14) Indebtedness of Hecla, to the extent the net proceeds thereof are substantially concurrently (a) used to purchase notes tendered in connection with a Change of Control Offer or (b) deposited to defease the notes as described under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge”;

(15) Indebtedness arising from agreements of Hecla or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock of a Subsidiary for the purpose of financing such acquisition;

(16) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(17) Indebtedness owed to a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or Canada in connection with the settlement or other resolution of any claim or dispute which may arise from time to time with any such agency;

(18) Indebtedness related to surety bonds or cash collateral posted by Hecla or any of its Restricted Subsidiaries from time to time in order to secure reclamation obligations;

(19) Indebtedness of Hecla or any of its Restricted Subsidiaries consisting of take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;

(20) Indebtedness representing deferred compensation to employees of Hecla or any of its Restricted Subsidiaries in the ordinary course of business; and

(21) the incurrence by Hecla or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (21), not to exceed, as of any date of incurrence, the greater of (x) $100.0 million and (y) 4.5% of Consolidated Net Tangible Assets as of such date of incurrence.

Hecla will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Hecla or such Guarantor unless such Indebtedness will be contractually subordinated in right of payment to the notes and the applicable Note Guarantee to at least the same extent as such other Indebtedness; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Hecla solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Hecla will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which the notes are first issued and authenticated under the indenture will initially be deemed to have been incurred in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Hecla as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Hecla or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) with respect to contingent obligations, the maximum liability upon the occurrences of the contingency giving rise to the obligations;

(3) with respect to Hedging Obligations, the net amount payable, if any, by such Persons if such Hedging Obligations terminated at that time due to default by such Persons;

(4) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(5) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Liens

Hecla will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless contemporaneously therewith:

(1) in the case of any Lien securing an obligation that ranks pari passu with the notes or a guarantee of the notes, effective provision is made to secure the notes or such note guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same assets of Hecla or such Restricted Subsidiary, as the case may be; and

(2) in the case of any Lien securing Indebtedness subordinated in right of payment to the notes or a note guarantee, effective provision is made to secure the notes or such note guarantee, as the case may be, with a Lien on the same assets of Hecla or such Restricted Subsidiary, as the case may be, that is prior to the Lien securing such subordinated Indebtedness.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Hecla will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to Hecla or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Hecla or any of its Restricted Subsidiaries (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2) make loans or advances to Hecla or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to Hecla or any Restricted Subsidiary to other Indebtedness incurred by Hecla or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) sell, lease or transfer any of its properties or assets to Hecla or any of its Restricted Subsidiaries (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture (including the Senior Credit Facility) and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings, in the good faith judgment of Hecla, (x) are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture and (y) will not materially affect Hecla’s ability to make anticipated principal and interest payments on the notes when due;

(2) the indenture, the notes and the note guarantees;

(3) agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that in the good faith judgment of Hecla, such encumbrances and restrictions will not materially affect Hecla’s ability to make anticipated principal and interest payments on the notes when due;

(4) applicable law, rule, regulation or order;

(5) any instrument governing Indebtedness or Capital Stock of a Person acquired by Hecla or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(6) non-assignment provisions in leases, subleases, licenses and other contracts entered into in the ordinary course of business, including, without limitation, any encumbrance or restriction (a) that restricts the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of such lease, license or other contract; and (b) pursuant to provisions restricting the dispositions of real property interests set forth in any reciprocal easement agreements of Hecla or any Restricted Subsidiary;

(7) purchase money obligations for property acquired in the ordinary course of business and Attributable Debt or Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8) any agreement for the sale or other disposition of all or a portion of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9) Permitted Refinancing Indebtedness; provided that, in the good faith judgment of Hecla, the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens, including any Permitted Lien;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets that are the subject of such agreements; and

(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

Hecla will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Hecla is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Hecla and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) Hecla is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Hecla) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia, Canada, or any province of Canada; and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

(2) the Person formed by or surviving any such consolidation or merger (if other than Hecla) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Hecla under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) Hecla or the Person formed by or surviving any such consolidation or merger (if other than Hecla), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) have had a Fixed Charge Coverage Ratio greater than the actual Fixed Charge Coverage Ratio for Hecla for such four-quarter period; and

(5) Hecla has delivered to the trustee an Officer’s Certificate and an opinion of counsel, each stating that any such event complies with the foregoing.

In addition, Hecla will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

There is a limited body of case law interpreting the phrase “substantially all,” and there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances, there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of Hecla’s properties or assets.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Hecla and any one or more of its Restricted Subsidiaries or between or among any one or more of Hecla’s Restricted Subsidiaries, including any actions taken in connection with the creation, funding and other activities related to a British Columbia domiciled entity to be formed by Hecla or an affiliate thereof in order to amalgamate with Aurizon Mines Ltd. (together with any and all other actions related thereto, the “Aurizon Transaction”). Clauses (3) and (4) of the first paragraph of this covenant will not apply to (1) any merger or consolidation of Hecla with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating Hecla in another jurisdiction or creating a holding company for Hecla and its Restricted Subsidiaries.

Transactions with Affiliates

Hecla will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Hecla (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(1) the Affiliate Transaction is on terms, taken as a whole, that are no less favorable to Hecla or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Hecla or such Restricted Subsidiary with an unrelated Person; and

(2) Hecla delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a resolution of the Board of Directors of Hecla set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Hecla; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to Hecla or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing designated by Hecla.

The following items will be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Hecla or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto and the issuance of Equity Interests of Hecla (other than Disqualified Stock) to directors and employees pursuant to stock option or stock ownership plans;

(2) transactions between or among Hecla and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of Hecla) that is an Affiliate of Hecla solely because Hecla owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment or advancement of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of Hecla or any of its Restricted Subsidiaries;

(5) loans or advances to employees in the ordinary course of business not to exceed $10.0 million in the aggregate at any one time outstanding;

(6) any issuance of Equity Interests (other than Disqualified Stock) of Hecla to Affiliates of Hecla and the granting of registration and other customary rights in connection therewith;

(7) Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments” and Permitted Investments;

(8) any agreement as in effect as of the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the holders of notes in any material respect than the terms of the agreements in effect on the Issue Date;

(9) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by, merged into or amalgamated, arranged or consolidated with Hecla or any of its Restricted Subsidiaries; provided that such agreement was not entered into in contemplation of such acquisition, merger, amalgamation, arrangement or consolidation and any amendment thereto (so long as any such amendment is not more disadvantageous to the holders of notes in any material respect than the applicable agreement as in effect on the date of such acquisition, merger, amalgamation, arrangement or consolidation);

(10) transactions between Hecla or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of Hecla or any of its Restricted Subsidiaries; provided that such director abstains from voting as a director of Hecla or such Restricted Subsidiary, as the case may be, on any matter involving such other Person;

(11) any transaction or series of related transactions for which Hecla or any of its Restricted Subsidiaries delivers to the trustee an opinion as to the fairness to Hecla or the applicable Restricted Subsidiary of such transaction or series of related transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national recognized standing;

(12) any contribution to the common equity capital of Hecla;

(13) the pledge of Equity Interests of any Unrestricted Subsidiary;

(14) the entering into of any tax sharing, allocation or similar agreement and any payments by Hecla (or any direct or indirect parent of Hecla) or any of the Restricted Subsidiaries pursuant to any tax sharing, allocation or similar agreement;

(15) any transaction or series of related transactions between or among Hecla and any of its subsidiaries implemented in connection with any corporate restructuring;

(16) payments to or from, and transactions with, any joint venture in the ordinary course of business; provided that such arrangements are on terms no less favorable to Hecla and its Subsidiaries, on the one hand, than to the relevant joint venture partner and its Affiliates, on the other hand, taking into account all related agreements and transactions entered in by Hecla and its Subsidiaries, on the one hand, and the relevant joint venture partner and its Affiliates, on the other hand (as determined in good faith by the Board of Directors of Hecla);

(17) the Aurizon Transaction; and

(18) the existence of, or the performance by Hecla or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, partnership agreement or limited liability company members agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of the indenture and any similar agreements which it may enter into thereafter, in each case subject to compliance with the other provisions of the indenture; provided, however, that the existence, or the performance by Hecla or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date of the indenture shall only be permitted by this clause (18) to the extent that the terms (taken as a whole) of any such amendment or new agreement are not otherwise materially disadvantageous to the holders of the notes, as determined in good faith by the Board of Directors or senior management of Hecla or such Restricted Subsidiary.

Business Activities

Hecla will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Hecla and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

Hecla will cause each of its Restricted Subsidiaries that is not a Guarantor and that becomes a borrower or guarantor under the Senior Credit Facility or that guarantees, on the Issue Date or any time thereafter, any other Indebtedness of Hecla, which other Indebtedness exceeds $10.0 million in aggregate principal amount, to become a Guarantor by executing a supplemental indenture and delivering an opinion of counsel satisfactory to the trustee within 20 business days thereafter.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Hecla may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Hecla and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available either for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by Hecla in its sole discretion. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Hecla may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of Hecla as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments” or was a Permitted Investment under one or more of the clauses of Permitted Investments. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Hecla as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” Hecla will be in default of such covenant. The Board of Directors of Hecla may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Hecla; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Hecla of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if

(1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Limitation on Sale and Leaseback Transactions

Hecla will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Hecla or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1) Hecla or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Liens”; and

(2) the transfer of assets in that sale and leaseback transaction is permitted by, and Hecla applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Payments for Consent

Hecla will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless consideration determined and paid on the same basis is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Hecla will furnish to the trustee and to the holders of notes (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations (and, during any period in which Hecla is not required to file reports with the SEC, within the time periods specified in the SEC’s rules and regulations for a “non-accelerated filer”):

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Hecla were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by Hecla’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Hecla were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports, provided that if Hecla is not required to file such reports with the SEC, (i) such quarterly and annual reports need only include information to the extent similar information is included in this prospectus and (ii) such current reports need only be prepared or delivered if Hecla determines in good faith that the information to be reported is material to the holders of the notes or the business, operations, assets, liabilities or financial position of Hecla and its Restricted Subsidiaries, taken as a whole. If Hecla is not required to file such reports with the SEC, it will post such reports on its website. Whether Hecla files such reports with the SEC or posts its reports on its website, the public posting of such reports shall satisfy any requirement hereunder to deliver such reports to holders of the notes. Hecla will at all times comply with TIA §314(a). The terms of the indenture shall not impose any duty on Hecla under the Sarbanes-Oxley Act of 2002 and the related SEC rules that would not otherwise be applicable to it.

If Hecla has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of Hecla and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Hecla.

In addition, Hecla and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default for 30 consecutive days in the payment when due of interest and Special Interest, if any, on the notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3) failure by Hecla or any of its Restricted Subsidiaries to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4) failure by Hecla or any of its Restricted Subsidiaries for 30 days after notice to Hecla by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with the provisions described under the captions “—Repurchase at the Option of Holders— Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” “—Certain Covenants— Restricted Payments,” or “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(5) failure by Hecla or any of its Restricted Subsidiaries for 60 days after notice to Hecla by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Hecla or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Hecla or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay principal of, premium on, if any, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”);or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(7) failure by Hecla or any Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of Hecla and its Restricted Subsidiaries), would constitute a Significant Subsidiary, to pay final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million (net of any amounts covered by insurance policies issued by a reputable and creditworthy insurance company that is not contesting liability for such amounts), which final non-appealable judgments are not paid, discharged or stayed, for a period of 60 days after such judgment becomes final, and in the event such judgment is covered in full by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(8) except as permitted by the indenture, any Note Guarantee of a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of Hecla and its Restricted Subsidiaries), would constitute a Significant Subsidiary, is held in any final, non-appealable judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of Hecla and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(9) certain events of bankruptcy or insolvency described in the indenture with respect to Hecla or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Hecla, any Restricted Subsidiary of Hecla that is a Significant Subsidiary or any group of Restricted Subsidiaries of Hecla that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium on, if any, interest or Special Interest, if any, on, the notes.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security reasonably satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, interest or Special Interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee written notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;

(3) such holder or holders offer and, if requested, provide to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

(4) the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) during such 60-day period, holders of a majority in aggregate principal amount of the then outstanding notes do not give the trustee a direction inconsistent with such request.

The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, interest or Special Interest, if any, on, the notes.

Hecla is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Hecla is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Hecla or any Guarantor will have any liability for any obligations of Hecla or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Hecla may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium on, if any, interest or Special Interest, if any, on, such notes when such payments are due from the trust referred to below;

(2) Hecla’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, replacement of mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee under the indenture, and Hecla’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, Hecla may, at its option and at any time, elect to have the obligations of Hecla and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under “—Events of Default and Remedies” (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) Hecla must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, interest and Special Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Hecla must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, Hecla must deliver to the trustee an opinion of U.S. tax counsel reasonably acceptable to the trustee confirming that (a) Hecla has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Hecla must deliver to the trustee an opinion of U.S. tax counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture, the notes, the note guarantees and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which Hecla or any of the Guarantors is a party or by which Hecla or any of the Guarantors is bound;

(6) Hecla must deliver to the trustee an Officer’s Certificate stating that the deposit was not made by Hecla with the intent of preferring the holders of notes over the other creditors of Hecla with the intent of defeating, hindering, delaying or defrauding any creditors of Hecla or others; and

(7) Hecla must deliver to the trustee an Officer’s Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Special Interest, if any, on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption of the notes (except those provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4) waive a Default or Event of Default in the payment of principal of, premium on, if any, interest or Special Interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium on, if any, interest or Special Interest, if any, on, the notes;

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, Hecla, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for the assumption of Hecla’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Hecla’s or such Guarantor’s assets, as applicable;

(3) to make any change that would provide any additional rights or benefits to the holders of notes or that does not materially adversely affect the legal rights under the indenture of any holder;

(4) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(5) to conform the text of the indenture, the notes, or the note guarantees to any provision of this Description of the Exchange Notes to the extent that such provision in this Description of the Exchange Notes was intended to be a verbatim recitation of a provision of the indenture, the notes, or the note guarantees, which intent may be evidenced by an Officer’s Certificate to that effect;

(6) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

(7) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes; or

(8) to make any other change that does not adversely affect the rights of any holder of the notes.

The consent of the holders of notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if the consent of the holders of notes approves the substance of the proposed amendment. After an amendment to the indenture becomes effective, Hecla will be required to provide to the holders of notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Hecla, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Hecla or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, noncallable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, premium on, if any, interest and Special Interest, if any, on, the notes to the date of maturity or redemption;

(2) in respect of clause (1)(b) above, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Hecla or any Guarantor is a party or by which Hecla or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3) Hecla or any Guarantor has paid or caused to be paid all other sums payable by it under the indenture; and

(4) Hecla has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, Hecla must deliver an Officer’s Certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture. Hecla has also appointed The Bank of New York Mellon Trust Company, N.A. as the Exchange Agent and as the Registrar and Paying Agent with regard to the notes. If the trustee becomes a creditor of Hecla or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if the trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default has occurred and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

Governing Law

The indenture and the exchange notes are governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture and the registration rights agreement without charge by writing to Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, Attention: Corporate Secretary.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged or consolidated with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person at the time of such asset’s acquisition.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person (other than a Person eligible to report such ownership on Schedule 13G under the Exchange Act) will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the note at May 1, 2016 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through May 1, 2016 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the note.

The Applicable Premium shall be calculated by Hecla.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights by Hecla or any of Hecla’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Hecla and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests by any of Hecla’s Restricted Subsidiaries or the sale by Hecla or any of Hecla’s Restricted Subsidiaries of Equity Interests in any of Hecla’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $20.0 million;

(2) a transfer of assets between or among Hecla and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of Hecla to Hecla or to a Restricted Subsidiary of Hecla;

(4) the sale, lease or other transfer of products, services or accounts receivable in the ordinary course of business (including sales under forward contracts) and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of Hecla, no longer economically practicable to maintain or useful in the conduct of the business of Hecla and its Restricted Subsidiaries taken as whole);

(5) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of Hecla and its Restricted Subsidiaries;

(6) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7) the granting of Liens not prohibited by the covenant described above under the caption “—Liens”;

(8) the sale or other disposition of cash or Cash Equivalents;

(9) a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(10) any exchange of assets for assets (including a combination of assets (which assets may include Capital Stock or any securities convertible into, or exercisable or exchangeable for, Capital Stock, but which assets may not include any Indebtedness) and Cash Equivalents) related to a Permitted Business of comparable or greater market value or usefulness to the business of Hecla and its Restricted Subsidiaries, taken as a whole, which in the event of an exchange of assets with a Fair Market Value in excess of (a) $15.0 million shall be evidenced by an Officer’s Certificate and (b) $30.0 million shall be set forth in a resolution approved by at least a majority of the members of the Board of Directors of Hecla; provided that Hecla shall apply any cash or Cash Equivalents received in any such exchange of assets as described in the second paragraph under “Repurchase at the Option of Holders—Asset Sales”;

(11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(12) the issuance by a Restricted Subsidiary of preferred stock that is permitted by the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(13) any sale of Capital Stock or Indebtedness or other securities of an Unrestricted Subsidiary;

(14) sales of assets received by Hecla or any Restricted Subsidiary upon foreclosures on a Lien;

(15) the unwinding of any Hedging Obligations (including sales under forward contracts);

(16) any dispositions to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements;

(17) the lease or sublease of office space;

(18) the abandonment, farm-out, lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(19) with respect to dispositions of precious metals pursuant to a royalty or precious metals streaming agreement or similar transaction, payments made to Hecla or a Restricted Subsidiary directly in respect of minerals or mineral credits delivered to the counterparty of such agreement pursuant to the terms of such agreement (excluding any front-end payments or deposits payable thereunder); and

(20) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceeds and exclusive of factoring or similar arrangements.

“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or if such limited liability company is manager-managed, the managers thereof or any committee of Persons constituting the manager thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid or terminated by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars, Canadian dollars and Mexican pesos or such other local currencies held by Hecla and its Subsidiaries, or in a demand deposit account in the name of Hecla or any Subsidiary, from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the United States or Canadian government or any agency or instrumentality of the United States or Canadian government (provided that the full faith and credit of the United States or Canada, as the case may be, is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition and bankers’ acceptances with maturities not exceeding six months, in each case, with any lender party to the Senior Credit Facility or with any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or better by either S&P or Moody’s, or carrying the equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments generally, and having combined capital and surplus in excess of $500.0 million (or its foreign currency equivalent); provided that Cash Equivalents may include certificates of deposit and eurodollar time deposits at a commercial bank that does not meet the ratings or capital requirements set forth above, in an aggregate amount at any time outstanding, not to exceed, as of any date of calculation, $1.0 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P, or carrying the equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments and, in each case, maturing within one year after the date of acquisition; and

(6) money market funds, the investment policies of which require at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Hecla and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2) the adoption of a plan relating to the liquidation or dissolution of Hecla;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Hecla, measured by voting power rather than number of shares; or

(4) the first day on which a majority of the members of the Board of Directors of Hecla are not Continuing Directors.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Change of Control Payment” has the meaning assigned to that term in the indenture governing the notes.

“Change of Control Payment Date” has the meaning assigned to that term in the indenture governing the notes.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(5) all unusual or non-recurring charges or expenses and all restructuring charges; minus

(6) any foreign currency translation gains (including gains related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus

(7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; plus

(8) losses (and minus gains) on Asset Sales, disposals or abandonments; plus

(9) all costs incurred in connection with the exchange offer (and any amendment or other modification of the notes), the Senior Credit Facility, and the Aurizon Transaction; plus

(10) any expenses or charges (other than depreciation, amortization or depletion expense) related to any Equity Offering, Permitted Investment, merger, amalgamation, consolidation, arrangement, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the indenture (including a refinancing thereof) (whether or not successful); plus

(11) losses from discontinued operations,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income ( and loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1) all extraordinary gains and losses and all gains and losses realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain or loss, will be excluded;

(2) the net income (and loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3) solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of “—Restricted Payments,” the net income (and loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to Hecla or another Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(4) the cumulative effect of a change in accounting principles will be excluded;

(5) non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133 will be excluded;

(6) any amortization of deferred charges resulting from the application of Accounting Standards Codification 470-20—Debt With Conversion and Other Options will be excluded;

(7) any impairment charge or asset write-off, including, without limitation, impairment charges or asset writeoffs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case pursuant to GAAP, will be excluded;

(8) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, director or employees will be excluded;

(9) any income (loss) for such period attributable to the early extinguishment of Indebtedness, Hedging Obligations (other than Hedging Obligations associated with Hecla’s concentrate shipments) or other derivative instruments will be excluded; and

(10) the effects of adjustments in the inventory, property and equipment, software, goodwill, other intangible assets and in process research and development, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition after the date of the indenture or the amortization or write-off of any amounts thereof, net of taxes, will be excluded, as will impairment charges whether or not derived therefrom.

“Consolidated Net Tangible Assets” means, as of any date, the total consolidated assets of Hecla and its Restricted Subsidiaries, as shown on the most recent consolidated balance sheet of Hecla that is available internally, minus all current liabilities of Hecla and its Restricted Subsidiaries reflected on such consolidated balance sheet and minus total goodwill and other intangible assets of Hecla and its Restricted Subsidiaries reflected on such consolidated balance sheet, all calculated on a consolidated basis in accordance with GAAP; provided that, for purposes of calculating “Consolidated Net Tangible Assets” for purposes of testing the covenants under the indenture in connection with any transaction, the total consolidated assets, current liabilities, total goodwill and other intangible assets of Hecla and its Restricted Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination, including any such transactions occurring on the date of determination.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Hecla who:

(1) was a member of such Board of Directors on the date of the indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities, indentures or debt security or note issuances, in each case, with banks, investment banks, insurance companies, mutual funds or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, other borrowings, debt securities or note issuances, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Deemed Capitalized Leases” means obligations of Hecla or any Restricted Subsidiary of Hecla that are classified as “capital lease obligations” under GAAP due to the application of ASC Topic 840 or any subsequent pronouncement having similar effect and, except for such regulation or pronouncement, such obligation would not constitute a Capital Lease Obligation.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by Hecla or any of its Restricted Subsidiaries in connection with an Asset Sale that is designated as “Designated Non-cash Consideration” pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Hecla to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Hecla may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Hecla and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends, expenses and indemnification obligations.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock prior to its conversion or exchange).

“Equity Offering” means a public or private sale for cash either (1) of Equity Interests of Hecla by Hecla (other than Disqualified Stock and other than to a Subsidiary of Hecla) or (2) of Equity Interests of a direct or indirect parent entity of Hecla (other than to Hecla or a Subsidiary of Hecla) to the extent that the net proceeds therefrom are contributed to the common equity capital of Hecla.

“Existing Indebtedness” means all Indebtedness of Hecla and its Subsidiaries (other than the Senior Credit Facility and Indebtedness described in clauses (3), (4), (6), (7), (8), (9), (10), (11), (12) or (13) of the definition of “Permitted Debt”) in existence on the date of the indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party. Fair Market Value shall be conclusively determined in good faith by (i) Hecla’s Board of Directors and set forth in a resolution of Hecla’s Board of Directors or (ii) if an Officer of Hecla determines in good faith that the Fair Market Value is less than $50.0 million, an Officer of Hecla and set forth in an Officer’s Certificate.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (determined in accordance with Regulation S–X under the Securities Act, but including any Pro Forma Cost Savings) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act, but including all Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments (other than any non-cash interest income or expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations (but excluding any interest expense attributable to Deemed Capitalized Leases), imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Hecla (other than Disqualified Stock) or to Hecla or a Restricted Subsidiary of Hecla, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus

(5) any amortization of deferred charges resulting from the application of Accounting Standards Codification 470-20—Debt With Conversion and Other Options that may be settled in cash upon conversion (including partial cash settlement).

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means any Subsidiary of Hecla that executes a note guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the note guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) commodity futures or forward contracts, commodity swaps and commodity options;

(3) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(4) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices or availability (including both physical and financial settlement transactions).

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any net obligation under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP, but excluding Deemed Capitalized Leases. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness. Notwithstanding the foregoing, money borrowed and set aside at the time of the incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness”; provided that such money is held to secure the payment of such interest.

In addition, “Indebtedness” of Hecla and its Restricted Subsidiaries shall include (without duplication) Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of Hecla and its Restricted Subsidiaries if:

(1) such Indebtedness is the obligation of a partnership or joint venture that is not a Subsidiary of Hecla (a “Joint Venture”);

(2) Hecla or any of its Restricted Subsidiaries is a general partner of the Joint Venture (a “General Partner”); and

(3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of Hecla or any of its Restricted Subsidiaries; and then such Indebtedness shall be included in an amount not to exceed:

(a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of Hecla or any of its Restricted Subsidiaries; or

(b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to Hecla or any of its Restricted Subsidiaries, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and any advance payments made to vendors of goods or services used in the ordinary course of business that are made prior to the delivery of the applicable good or service), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Hecla or any Restricted Subsidiary of Hecla sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Hecla such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Hecla, Hecla will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Hecla’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Hecla or any Restricted Subsidiary of Hecla of a Person that holds an Investment in a third Person will be deemed to be an Investment by Hecla or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means April 12, 2013, the date of original issuance of the notes under the indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by Hecla or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but excluding any royalty payments or other future stream of payments relating to precious metals), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, and taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established by Hecla or such Restricted Subsidiary in good faith.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither Hecla nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Hecla or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Note Guarantee” means the Guarantee by each Guarantor of Hecla’s obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of Hecla, except that with respect to any annual compliance certificate delivered pursuant to the indenture such term means only the Chief Executive Officer, the Chief Financial Officer or the Chief Accounting Officer of Hecla.

“Officer’s Certificate” means a certificate signed by an Officer of Hecla.

“Permitted Business” means:

(1) the acquisition, exploration, development, operation and disposition of mining and precious or base metal processing properties and assets;

(2) any of the businesses in which Hecla and its Restricted Subsidiaries are engaged on the date of the indenture; and

(3) any other business that is the same as, or reasonably related, ancillary or complementary to, the businesses described in clauses (1) and (2) above.

“Permitted Business Investments” means Investments made in (A) the ordinary course of, or of a nature that are customary in, the mining business as a means of exploiting, exploring for, acquiring, developing, processing, gathering, producing, transporting or marketing gold, silver or other precious or base metals and metal by-products used, useful or created in the mining business, including through agreements, acquisitions, transactions, interests or arrangements which permit one to share (or have the effect of sharing) risks or costs, comply with regulatory requirements regarding ownership or satisfy other customary objectives in the mining business, and in any event including, without limitation, Investments made in connection with or in the form of (i) direct or indirect ownership interests in mining properties, gathering or upgrading systems or facilities and (ii) operating agreements, development agreements, area of mutual interest agreements, pooling agreements, service contracts, joint venture agreements, partnership or limited liability company agreements (whether general or limited), or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto; and (B) Persons engaged in a Permitted Business.

“Permitted Investments” means:

(1) any Investment in Hecla or in a Restricted Subsidiary of Hecla;

(2) any Investment in Cash Equivalents;

(3) any Investment by Hecla or any Restricted Subsidiary of Hecla in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Hecla; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Hecla or a Restricted Subsidiary of Hecla;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Hecla;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Hecla or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7) Investments represented by Hedging Obligations;

(8) repurchases of the notes;

(9) any guarantee of Indebtedness permitted to be incurred by the covenant entitled “—Certain Covenants— Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that if such Indebtedness can only be incurred by Hecla or Guarantors, then such guarantees are only permitted by this clause to the extent made by Hecla or a Guarantor, and performance guarantees with respect to obligations incurred by Hecla or any of its Restricted Subsidiaries that are permitted by the indenture;

(10) any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

(11) Investments acquired after the date of the indenture as a result of the acquisition by Hecla or any Restricted Subsidiary of Hecla of another Person, including by way of a merger, amalgamation or consolidation with or into Hecla or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption “—Merger, Consolidation or Sale of Assets” after the date of the indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(12) Permitted Business Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding not to exceed, as of the date any such Investment is made, the greater of (x) $300.0 million and (y) 13.5% of Consolidated Net Tangible Assets as of the date of such Investment;

(13) Guarantees by Hecla or any Restricted Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Restricted Subsidiary in the ordinary course of business;

(14) receivables owing to Hecla or any Restricted Subsidiary and prepaid expenses created or acquired in the ordinary course of business;

(15) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(16) Investments in escrow or trust funds in the ordinary course of business;

(17) Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(18) Investments relating to the consummation of the Aurizon Transaction; and

(19) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (19) that are at the time outstanding not to exceed, as of the date of such Investment, the greater of (x) $100.0 million and (y) 4.5% of Consolidated Net Tangible Assets as of the date of such Investment.

“Permitted Liens” means:

(1) Liens on assets of Hecla or any of its Restricted Subsidiaries securing the Indebtedness permitted to be incurred under clause (1) of the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) Liens on assets of Hecla or any of its Restricted Subsidiaries securing Indebtedness consisting of Hedging Obligations or Treasury Management Arrangements;

(3) Liens in favor of Hecla or its Restricted Subsidiaries;

(4) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of Hecla or is merged with or into or consolidated with Hecla or any Restricted Subsidiary of Hecla; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of Hecla or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of Hecla or is merged with or into or consolidated with Hecla or any Restricted Subsidiary of Hecla;

(5) Liens on property (including Capital Stock) existing at the time of acquisition of the property by Hecla or any Subsidiary of Hecla; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(6) Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, performance bonds, or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(7) Liens to secure Indebtedness represented by Capital Lease Obligations (other than Deemed Capitalized Leases), mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of Hecla or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any such Indebtedness, when taken together with all other Indebtedness secured pursuant to this clause (7), not to exceed, as of any date of incurrence, the greater of (x) $80.0 million and (y) 3.5% of Consolidated Net Tangible Assets as of such date of incurrence; provided that such Liens apply only to the assets acquired with or financed by such Indebtedness;

(8) Liens existing on the date of the indenture (other than Liens permitted under clause (1));

(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(11) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair the use of said properties in the operation of the business of such Person;

(12) Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(13) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of

(x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(14) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(15) filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(16) bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings;

(17) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(18) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade-related letters of credit permitted under the covenant “—Incurrence of Indebtedness and Issuance of Preferred Stock” issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19) grants of intellectual property licenses (including software and other technology licenses) in the ordinary course of business;

(20) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(21) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(22) deposits made in the ordinary course of business to secure liability to insurance carriers;

(23) with respect to any lease or sublease entered into by Hecla or any Restricted Subsidiary in the ordinary course of business as a lessee, tenant, subtenant or other occupant, mortgages, obligations, liens and other encumbrances incurred, created or assumed or permitted to exist and arising by, through or under a landlord or sublandlord of such leased real property encumbering such landlord’s or sublandlord’s interest in such leased real property;

(24) Liens incurred in connection with surety bonds or cash collateral posted by Hecla or any of its Restricted Subsidiaries from time to time in order to secure reclamation obligations;

(25) all reservations in the original grant of mineral rights in any lands and premises or any interests therein and all statutory exceptions, qualifications and reservations in respect of title;

(26) Liens on the assets of any Restricted Subsidiary of Hecla that is not a Guarantor and which secure Indebtedness or other obligations of such Restricted Subsidiary (or of another Restricted Subsidiary that is not a Guarantor) that are permitted to be incurred under the covenant “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(27) other Liens incurred in the ordinary course of business of Hecla or any Restricted Subsidiary of Hecla with respect to obligations in an aggregate principal amount at any time outstanding, when taken together with all other Indebtedness secured pursuant to this clause (27), not to exceed, as of any date of incurrence, the greater of (x) $100.0 million and (y) 4.5% of Consolidated Net Tangible Assets as of such date of incurrence; and

(28) Liens securing the Escrow Account for the benefit of the note holders.

Liens to secure Credit Facilities will be deemed to have been incurred in reliance on clause (1) of this definition of “Permitted Liens.”

“Permitted Refinancing Indebtedness” means any Indebtedness of Hecla or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Hecla or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is

(a) equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or

(b) more than 90 days after the final maturity date of the notes;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by Hecla or by the Restricted Subsidiary of Hecla that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors or guarantors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Mine Assets” means the Lucky Friday mine located in Mullan, Idaho, the Greens Creek mine located in Admiralty Island, Alaska and the Casa Berardi mine located in Quebec, Canada, in each case, as described elsewhere in this prospectus.

“Pro Forma Cost Savings” means, with respect to any four-quarter period, the reduction in net costs and expenses that:

(1) Hecla determines in good faith were directly attributable to an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Calculation Date;

(2) were actually implemented prior to the Calculation Date in connection with or as a result of an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action and that are supportable and quantifiable by the underlying accounting records; or

(3) relate to an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action and that Hecla reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the closing of the acquisition, Investment, disposition, merger, consolidation or discontinued operation or specified action.

“Qualifying Equity Interests” means Equity Interests of Hecla other than (1) Disqualified Stock and (2) Equity Interests sold in an Equity Offering prior to the third anniversary of the date of the indenture that are eligible to be used to support an optional redemption of notes pursuant to the “Optional Redemption” provisions of the indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“SEC” means the U.S. Securities and Exchange Commission.

“Senior Credit Facility” means that certain Second Amended and Restated Credit Agreement, dated as of October 14, 2009 (as amended, supplemented, amended and restated or otherwise modified from time to time) by and among Hecla, as parent and as a guarantor, The Bank of Nova Scotia, as Administrative Agent, Hecla Alaska LLC, Hecla Greens Creek Mining Company and Hecla Juneau Mining Company, as borrowers, and the other parties thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“S&P” means Standard & Poor’s Ratings Group.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Special Interest” has the meaning assigned to that term pursuant to the registration rights agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which such notes are defeased or satisfied and discharged, of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 1, 2016; provided, however, that if the period from the redemption date to May 1, 2016, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Treasury Rate shall be obtained by Hecla.

“Unrestricted Subsidiary” means any Subsidiary of Hecla that is designated by the Board of Directors of Hecla as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Hecla or any Restricted Subsidiary of Hecla unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable, taken as a whole, to Hecla or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Hecla; and

(3) is a Person with respect to which neither Hecla nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

BOOK ENTRY, DELIVERY AND FORM

We will issue the exchange notes in the form of one or more global notes in registered form without interest coupons attached (the “Global Notes”). The Global Notes will be deposited with a custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.

Ownership of interests in the Global Notes (“Book-Entry Interests”) will be limited to persons that have accounts with DTC, or persons that hold interests through such participants. DTC holds interests in the Global Notes on behalf of its participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Except under the limited circumstances described below, owners of beneficial interests in the Global Notes are not entitled to receive physical delivery of certificated notes.

Book-Entry Interests will be shown on, and transfers thereof will be done only through, records maintained in book-entry form by DTC and its participants. The laws of some jurisdictions, including certain states of the U.S., may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair your ability to own, transfer or pledge Book-Entry Interests. In addition, while the notes are in global form, holders of Book-Entry Interests are not considered the owners or “holders” of notes for any purpose.

So long as the notes are held in global form, DTC (or its nominees) will be considered the sole holders of Global Notes for all purposes under the indenture governing the notes. In addition, participants in DTC must rely on the procedures of DTC and indirect participants must rely on the procedures of DTC and the participants through which they own Book-Entry Interests, to transfer their interests or to exercise any rights of holders under the indenture.

None of us, the Guarantors or the Trustee has any responsibility or liability for any aspect of the records relating to the Book-Entry Interests.

Redemption of the Global Notes

In the event any Global Note (or any portion thereof) is redeemed, DTC (or its nominees) will redeem an equal amount of the Book-Entry Interests in such Global Note from the amount received by it in respect of the redemption of such Global Note. The redemption price payable in connection with the redemption of such Book-Entry Interests will be equal to the amount received by DTC in connection with the redemption of such Global Note (or any portion thereof). We understand that, under existing practices of DTC, if fewer than all of the notes are to be redeemed at any time, DTC will credit its participants’ accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as it deems fair and appropriate; provided, however, that no Book-Entry Interest of $2,000 principal amount or less may be redeemed in part.

Payments on the Global Notes

We will make payments of any amounts owing in respect of the Global Notes (including principal, premium, if any, and interest and all other amounts payable) to DTC or its nominee, which will distribute such payments to participants in accordance with its procedures. We will make payments of all such amounts without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature except as may be required by law. We expect that standing customer instructions and customary practices will govern payments by participants to owners of Book-Entry Interests held through such participants.

Under the terms of the indenture, we and the Trustee will treat the registered holders of the Global Notes (e.g., DTC (or its nominees)) as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, none of us, the Trustee or any of their respective agents has or will have any responsibility or liability for:

•	any aspect of the records of DTC or any participant or indirect participant relating to payments made on account of a Book-Entry Interest or for maintaining, supervising or reviewing the records of DTC, or any participant or indirect participant relating to or payments made on account of a Book-Entry Interest; or

•	DTC or any participant or indirect participant.

Payments by participants to owners of Book-Entry Interests held through participants are the responsibility of such participants.

Currency of Payment for the Global Notes

Except as may otherwise be agreed between DTC and any holder, the principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Global Notes will be paid to holders of interests in such notes through DTC in U.S. dollars.

Payments will be subject in all cases to any fiscal or other laws and regulations (including any regulations of the applicable clearing system) applicable thereto. None of us, the Trustee, the initial purchasers or any of their respective agents will be liable to any holder of a Global Note or any other person for any commissions, costs, losses or expenses in relation to or resulting from any currency conversion or rounding effected in connection with any such payment.

Action by Owners of Book-Entry Interests

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the Book-Entry Interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. DTC will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the Global Notes. However, if there is an event of default under the notes, DTC reserves the right to exchange the Global Notes for definitive registered notes in certificated form (the “Definitive Registered Notes”), and to distribute Definitive Registered Notes to its participants.

Transfers

Transfers between participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds. If a holder requires physical delivery of definitive registered notes for any reason, including to sell notes to persons in states which require physical delivery of such securities or to pledge such securities, such holder must transfer its interest in the Global Notes in accordance with the normal procedures of DTC and in accordance with the procedures set forth in the indenture.

Definitive Registered Notes

Under the terms of the indenture, owners of the Book-Entry Interests will receive Definitive Registered Notes if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the Global Note, or DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, a qualified successor depositary is not appointed by us within 120 days;

•	we, at our option, notify the Trustee in writing that we elect to cause the issuance of the Definitive Registered Notes; or

•	an event of default under the indenture has occurred or is continuing and the owner of a Book-Entry Interest requests such exchange in writing delivered through DTC.

In the case of the issuance of Definitive Registered Notes, the holder of a Definitive Registered Note may transfer such note by surrendering it to the registrar. We will bear the cost of preparing, printing, packaging and delivering the Definitive Registered Notes. We shall not be required to register the transfer or exchange of Definitive Registered Notes for a period of 15 calendar days preceding (a) the record date for any payment of interest on the notes, (b) any date fixed for redemption of the notes or (c) the date fixed for selection of the notes to be redeemed in part. Also, we are not required to register the transfer or exchange of any notes selected for redemption. In the event of the transfer of any Definitive Registered Note, the transfer agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents as described in the indenture. We may require a holder to pay any taxes and fees required by law and permitted by the indenture and the notes.

Definitive Registered Notes may be transferred and exchanged for Book-Entry Interests in a Global Note only in accordance with the indenture and, if required, only after the transferor first delivers to the transfer agent a written certification (in the form provided in the indenture) to the effect that such transfer will comply with any transfer restrictions applicable to such notes.

Information Concerning DTC

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

We understand as follows with respect to DTC:

DTC is a (i) limited purpose trust company organized under the New York Banking Law, (ii) “banking organization” under New York Banking Law, (iii) member of the Federal Reserve System, (iv) “clearing corporation” within the meaning of the New York Uniform Commercial Code, and (v) “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions among its participants. It does this through electronic book-entry changes in the accounts of securities participants, eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, also have access to the DTC system and are known as indirect participants. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner of a beneficial interest to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for that interest. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests to such persons may be limited. In addition, owners of beneficial interests through the DTC system will receive distributions attributable to the Global Notes only through DTC participants.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, PROSPECTIVE HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL INCOME TAX ISSUES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS OF EXCHANGE NOTES FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON SUCH HOLDERS UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) PROSPECTIVE HOLDERS OF NOTES SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following discussion is a summary of material U.S. federal income tax considerations relevant to the exchange of original notes for exchange notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Code, applicable U.S. Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations, each as of the date of this prospectus, all of which are subject to change or different interpretations. These changes may be applied retroactively in a manner that could adversely affect a holder of exchange notes. We cannot assure you that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax considerations described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax consequences described herein. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, U.S. persons whose functional currency is not the U.S. dollar, or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below.

Exchange of Notes

The exchange of original notes for exchange notes in the exchange offer will not constitute a taxable event to holders. Consequently,

•	no gain or loss will be recognized by a holder upon receipt of a exchange note;

•	the holding period of the exchange note will include the holding period of the original note; and

•	the adjusted tax basis of the exchange note will be the same as the adjusted tax basis of the original note immediately before the exchange.

Investors considering the exchange of original notes for exchange notes are urged to consult their own tax advisors regarding the application of the U.S. federal income tax consequences in light of their particular situations, as well as any consequences arising under laws of any other taxing jurisdiction.

THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE EACH PROSPECTIVE INVESTOR TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the exchange notes by employee benefit plans that are subject to Title I of the United States Employee Retirement Income Security Act of 1974 (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the exchange notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of exchange notes by an ERISA Plan with respect to which the issuer, the initial purchasers or the guarantors are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the exchange notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction, and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the original notes should not be exchanged for exchange notes by any person investing “plan assets” of any Plan, unless such exchange will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of an exchange note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the exchange notes constitutes assets of any Plan or (ii) the exchange of the original notes for the exchange notes or the holding of the exchange notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the exchange notes (and holding the exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase and holding of the exchange notes (and exchange of the exchange notes).

Purchasers of the exchange notes have the exclusive responsibility for ensuring that their purchase and holding of the exchange notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or Similar Laws.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the original notes may be offered for resale, resold or otherwise transferred by holders thereof, other than any holder which is (A) an “affiliate” of Hecla Mining Company within the meaning of Rule 405 under the Securities Act, (B) a broker-dealer who acquired notes directly from Hecla Mining Company or (C) broker-dealers who acquired notes as a result of market-making or other trading activities, without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such exchange notes are acquired in the ordinary course of such holders’ business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes. However, broker-dealers receiving the exchange notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of such exchange notes. To date, the staff of the SEC has taken the position that these broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the exchange offer, other than a resale of an unsold allotment from the sale of the original notes to the initial purchasers thereof, with the prospectus contained in the exchange offer registration statement. Pursuant to the registration rights agreement, we have agreed to permit these broker-dealers to use this prospectus in connection with the resale of such exchange notes. We have agreed that, for a period of 180 days after the exchange offer registration statement is declared effective, we will make this prospectus, and any amendment or supplement to this prospectus, available to, and promptly send additional copies of this prospectus, and any amendment or supplement to this prospectus, to, any broker-dealer that requests such documents in the letter of transmittal for use in connection with any such resale.

Each holder of the original notes who wishes to exchange its original notes for exchange notes in the exchange offer will be required to make certain representations to us as set forth in “The Exchange Offer.”

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay the expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

LEGAL MATTERS

Certain legal matters with respect to the legality of the exchange notes offered hereby and the guarantees thereof and certain tax matters will be passed upon by David C. Sienko, General Counsel of the Company.

EXPERTS

The consolidated financial statements of Hecla Mining Company as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Aurizon Mines Ltd. as of December 31, 2012 and 2011 and for each of the years then ended, and the audited historical financial statements of Aurizon Mines Ltd as of December 31, 2011, December 31, 2010 and January 1, 2010 and for each of the years ended December 31, 2011 and December 31, 2010, included in Hecla Mining Company’s Current Report on Form 8-K/A dated July 25, 2013 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Unless explicitly listed under the heading “Documents Incorporated by Reference” herein, the information on the SEC’s website is not incorporated by reference into this prospectus. We have agreed that, if we are not subject to the informational requirements of Section 13 or 15(d) of the Exchange Act at any time while the original notes constitute “restricted securities” within the meaning of the Securities Act, we will furnish to holders and beneficial owners of the original notes and to prospective purchasers designated by such holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the notes. You may request a copy of our filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary

Hecla Mining Company

6500 N. Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815

1-208-769-4100

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Delaware General Corporate Law

Each of Hecla Mining Company, Burke Trading, Inc., Hecla Admiralty Company, Hecla Greens Creek Mining Company, Hecla Juneau Mining Company, Hecla Limited, Hecla Silver Valley, Inc., RHL Holdings, Inc., Rio Grande Silver, Inc. and Silver Hunter Mining Company (collectively, the “Corporate Registrants” and each a “Corporate Registrant”) is organized as a corporation under Delaware law and is subject to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”). The following description is intended only as a summary and is qualified in its entirety by reference to the Certificate of Incorporation of each Corporate Registrant, the bylaws of each Corporate Registrant and the DGCL.

Pursuant to the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of an action by or in the right of such corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a present or former director or officer is successful in the defense of such an action, suit or proceeding (or of any claim, issue or matter therein), the corporation is required by the DGCL to indemnify such person for actual and reasonable expenses (including attorneys’ fees) incurred thereby.

Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid (on terms and conditions satisfactory to the corporation) in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

The DGCL provides that the indemnification and advancement of expenses described above shall not be deemed exclusive of other indemnification or advancement of expenses that may be granted by a corporation pursuant to its by-laws, a disinterested director vote, a stockholder vote, an agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability as described above.

Accordingly, the bylaws of each of the Corporate Registrants, to the fullest extent permitted by applicable law, indemnify and hold harmless each person (each, a “Covered Person”) who is or was a director, officer or employee of a Corporate Registrant or, while a director, officer or employee of a Corporate Registrant, is or was serving at the request of a Corporate Registrant as a director, officer or employee or agent of another corporation, or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans. However, each Corporate Registrant shall be required to indemnify any person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by the by-laws or otherwise by such Corporate Registrant. A Corporate Registrant may also enter into one or more agreements with any person which provide for indemnification greater or different than that provided in the Corporate Registrant’s certificate of incorporation.

The bylaws of each of the Corporate Registrants also provide that such Corporate Registrant shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such Covered Person to repay all amounts advanced if it should be ultimately determined that such Covered Person is not entitled to be indemnified.

The bylaws of each of the Corporate Registrants also provide that such Corporate Registrant’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

Furthermore, pursuant to the certificate of incorporation of each of the Corporate Registrants, as permitted under the DGCL, a director of such Corporate Registrant shall not be personally liable to such Corporate Registrant or its stockholders for monetary damages for breach of such person’s fiduciary duty as a director, except for liability (1) for any breach of such person’s duty of loyalty to such Corporate Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which he or she derived an improper personal benefit.

The DGCL permits, and each Corporate Registrant has, liability insurance for the benefit of its directors and officers.

Delaware Limited Liability Company Act

The following registrants are limited liability companies formed in the State of Delaware and are subject to the Delaware Limited Liability Company Act (the “DLLCA”): Hecla Alaska LLC and Hecla MC Subsidiary, LLC (collectively, the “LLC Registrants” and each an “LLC Registrant”).

Section 18-303(a) of the DLLCA provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company shall be solely the limited liability company’s, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The LLC Registrants’ certificates of formation, as amended and restated, are silent with respect to indemnification.

Each LLC Registrant’s limited liability company agreement (each, an “LLC Registrant agreement”), as amended and restated, provides that such LLC Registrant shall indemnify its members for all costs, losses, liabilities, and damages paid or accrued by a member in connection with the operation of the business of such company to the fullest extent permitted by law.

Item 21. Exhibits and Financial Statement Schedules

The exhibits to this registration statement are listed on the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 22. Undertakings

(a) Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES OF ISSUER

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on October 28, 2013.

HECLA MINING COMPANY

By	/s/ Phillips S. Baker
Name:	Phillips S. Baker
Title:	Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and James A. Sabala, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 28th day of October, 2013.

Signature	Title

/s/ Phillips S. Baker Phillips S. Baker	Chief Executive Officer, President and Director (principal executive officer)

/s/ James A. Sabala James A. Sabala	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ John H. Bowles John H. Bowles	Director

/s/ Ted Crumley Ted Crumley	Director

/s/ George R. Nethercutt, Jr. George R. Nethercutt, Jr.	Director

/s/ Terry V. Rogers Terry V. Rogers	Director

/s/ Charles B. Stanley Charles B. Stanley	Director

/s/ Anthony P. Taylor Anthony P. Taylor	Director

SIGNATURES OF GUARANTOR

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on October 28, 2013.

BURKE TRADING, INC.

By	/s/ Dean W.A. McDonald
Name:	Dean W.A. McDonald
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and James A. Sabala, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 28th day of October, 2013.

Signature	Title

/s/ Dean W.A. McDonald Dean W.A. McDonald	President and Director (principal executive officer)

/s/ James A. Sabala James A. Sabala	Vice President, Treasurer and Director (principal financial and accounting officer)

/s/ Alan MacPhee Alan MacPhee	Director

SIGNATURES OF GUARANTOR

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on October 28, 2013.

HECLA ADMIRALTY COMPANY

By	/s/ Scott Hartman
Name:	Scott Hartman
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and James A. Sabala, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 28th day of October, 2013.

Signature	Title

/s/ Scott Hartman Scott Hartman	President and Director (principal executive officer)

/s/ James A. Sabala James A. Sabala	Vice President, Treasurer and Director (principal financial and accounting officer)

/s/ Alan MacPhee Alan MacPhee	Director

/s/ Lawrence P. Radford Lawrence P. Radford	Director

SIGNATURES OF GUARANTOR

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on October 28, 2013.

HECLA ALASKA LLC

By	/s/ Phillips S. Baker, Jr.
Name:	Phillips S. Baker, Jr.
Title:	Manager

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and James A. Sabala, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 28th day of October, 2013.

Signature	Title

/s/ Phillips S. Baker, Jr. Phillips S. Baker, Jr.	Manager

/s/ Scott Hartman Scott Hartman	Manager

/s/ James A. Sabala James A. Sabala	Manager

SIGNATURES OF GUARANTOR

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on October 28, 2013.

HECLA GREENS CREEK MINING COMPANY

By	/s/ Scott Hartman
Name:	Scott Hartman
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and James A. Sabala, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 28th day of October, 2013.

Signature	Title

/s/ Scott Hartman Scott Hartman	President and Director (principal executive officer)

/s/ James A. Sabala James A. Sabala	Vice President, Treasurer and Director (principal financial and accounting officer)

/s/ Phillips S. Baker, Jr. Phillips S. Baker, Jr.	Director

/s/ Alan MacPhee Alan MacPhee	Director

SIGNATURES OF GUARANTOR

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on October 28, 2013.

HECLA JUNEAU MINING COMPANY

By	/s/ Scott Hartman
Name:	Scott Hartman
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and James A. Sabala, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 28th day of October, 2013.

Signature	Title

/s/ Scott Hartman Scott Hartman	President and Director (principal executive officer)

/s/ James A. Sabala James A. Sabala	Vice President, Treasurer and Director (principal financial and accounting officer)

/s/ Alan MacPhee Alan MacPhee	Director

/s/ Lawrence P. Radford Lawrence P. Radford	Director

SIGNATURES OF GUARANTOR

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on October 28, 2013.

HECLA LIMITED

By	/s/ Dean W.A. McDonald
Name:	Dean W.A. McDonald
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and James A. Sabala, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 28th day of October, 2013.

Signature	Title

/s/ Dean W.A. McDonald Dean W.A. McDonald	President (principal executive officer)

/s/ James A. Sabala James A. Sabala	Vice President, Treasurer and Director (principal financial and accounting officer)

/s/ Alan MacPhee Alan MacPhee	Director

/s/ Phillips S. Baker, Jr. Phillips S. Baker, Jr.	Director

/s/ Lawrence P. Radford Lawrence P. Radford	Director

SIGNATURES OF GUARANTOR

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on October 28, 2013.

HECLA MC SUBSIDIARY, LLC

By	/s/ Alan MacPhee
Name:	Alan MacPhee
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and James A. Sabala, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 28th day of October, 2013.

Signature	Title

/s/ Alan MacPhee Alan MacPhee	President (principal executive officer)

/s/ Jason Heidt Jason Heidt	Treasurer (principal financial and accounting officer)

SIGNATURES OF GUARANTOR

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on October 28, 2013.

HECLA SILVER VALLEY, INC.

By	/s/ Dean W.A. McDonald
Name:	Dean W.A. McDonald
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and James A. Sabala, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 28th day of October, 2013.

Signature	Title

/s/ Dean W.A. McDonald Dean W.A. McDonald	President and Director (principal executive officer)

/s/ James A. Sabala James A. Sabala	Vice President, Treasurer and Director (principal financial and accounting officer)

/s/ Phillips S. Baker, Jr. Phillips S. Baker, Jr.	Director

/s/ Alan MacPhee Alan MacPhee	Director

SIGNATURES OF GUARANTOR

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on October 28, 2013.

RHL HOLDINGS, INC.

By	/s/ Don Poirier
Name:	Don Poirier
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and James A. Sabala, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 28th day of October, 2013.

Signature	Title

/s/ Don Poirier Don Poirier	President and Director (principal executive officer)

/s/ Alan MacPhee Alan MacPhee	Vice President, Treasurer and Director (principal financial and accounting officer)

/s/ Dean W.A. McDonald Dean W.A. McDonald	Director

SIGNATURES OF GUARANTOR

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on October 28, 2013.

RIO GRANDE SILVER, INC.

By	/s/ Dean W.A. McDonald
Name:	Dean W.A. McDonald
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and James A. Sabala, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 28th day of October, 2013.

Signature	Title

/s/ Dean W.A. McDonald Dean W.A. McDonald	President and Director (principal executive officer)

/s/ James A. Sabala James A. Sabala	Vice President, Treasurer and Director (principal financial and accounting officer)

/s/ Alan MacPhee Alan MacPhee	Director

SIGNATURES OF GUARANTOR

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on October 28, 2013.

SILVER HUNTER MINING COMPANY

By	/s/ Dean W.A. McDonald
Name:	Dean W.A. McDonald
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and James A. Sabala, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 28th day of October, 2013.

Signature	Title

/s/ Dean W.A. McDonald Dean W.A. McDonald	President and Director (principal executive officer)

/s/ James A. Sabala James A. Sabala	Vice President, Treasurer and Director (principal financial and accounting officer)

/s/ Alan MacPhee Alan MacPhee	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Indenture dated as of April 12, 2013 among Hecla Mining Company, as Issuer, certain subsidiaries of Hecla Mining Company, as Guarantors thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee. Filed as exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on April 15, 2013 (File No. 1-8491), and incorporated herein by reference.

4.2	Registration Rights Agreement, dated as of April 12, 2013, among Hecla Mining Company, as Issuer, certain subsidiaries of Hecla Mining Company, as Guarantors thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Scotia Capital (USA) Inc., Representatives of the Initial Purchasers. Filed as exhibit 10.3 to Registrant’s Current Report on Form 8-K filed on April 15, 2013 (File No. 1-8491), and incorporated herein by reference.

5.1*	Opinion of David C. Sienko

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of BDO USA, LLP

23.2*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of David C. Sienko (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on signature page)

25.1*	Form T-1 Statement of Eligibility of Trustee

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Instruction to Registered Holder from Beneficial Owner

99.4*	Form of Letter to Clients

99.5*	Form of Letter to Registered Holders

*	Filed herewith.